Exhibit 10.1

$150,000,000

CREDIT AND GUARANTEE AGREEMENT

among

SIRVA WORLDWIDE, INC.,

a Debtor and Debtor-in-Possession, as Borrower,

SIRVA, INC.,

a Debtor and Debtor-in-Possession, as a Guarantor,

THE OTHER GUARANTORS NAMED HEREIN,

Each a Debtor and Debtor-in-Possession

and

THE SEVERAL LENDERS

FROM TIME TO TIME PARTIES HERETO, and

JPMORGAN CHASE BANK, N.A.,

as administrative agent

Dated as of February 6, 2008

J.P. MORGAN SECURITIES INC., as

as sole lead arranger and sole bookrunner

i

SCHEDULES

A	Notices
B	List of Guarantors
C	Existing Letters of Credit
D	Designated Foreign Currencies
5.2	Material Adverse Effect Disclosure
5.4	Consents Required
5.6	Litigation
5.8	Real Property
5.9	Intellectual Property Claims
5.15	Subsidiaries
6.1(d)	Lien Searches
8.2(d)	Permitted Indebtedness
8.3(j)	Permitted Liens
8.4(a)	Permitted Guarantee Obligations
8.9(c)	Permitted Investments
8.11(v)	Permitted Transactions with Affiliates

EXHIBITS

A-1	Form of Revolving Credit Note
A-2	Form of Term Note
B	Form of Interim Order
C	Exit Facility Term Sheet
D-1	Form of Opinion of Kirkland & Ellis LLP, Special Counsel to the Loan Parties
D-2	Form of Opinion of Eryk J. Spytek, In-house Counsel to the Loan Parties
E	Form of U.S. Tax Compliance Certificate
F	Form of Assignment and Acceptance
G	Assumption Agreement
H	Form of Borrowing Certificate
I	Form of Closing Certificate

v

CREDIT AND GUARANTEE AGREEMENT (the “Agreement”), dated as of February 6, 2008, among (i) SIRVA WORLDWIDE, INC., a Delaware corporation (the “Borrower”), which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, (ii) SIRVA, INC., a Delaware corporation (“Holding”), and each of the direct and indirect domestic Subsidiaries of Holding designated as a Guarantor on Schedule B hereto (such Subsidiaries, collectively with Holding, the “Guarantors” and together with the Borrower and Holding, the “Debtors” and each a “Debtor”), each of which Guarantors is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a “Case” and, collectively, the “Cases”), (iii) the several banks and other financial institutions from time to time parties to this Agreement (as further defined in subsection 1.1, the “Lenders”), and (iv) JPMORGAN CHASE BANK, N.A., (“JPMCB”), as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

INTRODUCTORY STATEMENT:

On February 5, 2008 (the “Petition Date”), the Debtors filed voluntary petitions with the Bankruptcy Court (such term and other capitalized terms used in this Introductory Statement being used with the meanings given to such terms in subsection 1.1) initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Bankruptcy Code Sections 1107 and 1108.

Pursuant to this Agreement and the Orders, the Lenders are making available to the Borrower a $150,000,000 debtor-in-possession facility consisting of (i) a term loan in an aggregate principal amount not to exceed $65,000,000, and (ii) a revolving loan in an aggregate principal amount not to exceed $85,000,000, including a letter of credit facility in an aggregate principal amount not to exceed $60,000,000 (in each case, subject to mandatory and optional reductions in accordance with subsection 4.4), all of the Borrower’s obligations under which are guaranteed by the Guarantors, and that is automatically convertible to an exit facility upon the satisfaction (or waiver) of certain conditions, all of the Borrower’s obligations under each of which are guaranteed by the Guarantors.

The proceeds of the Loans and the Letters of Credit will be used to repay certain indebtedness outstanding on the Petition Date and to provide working capital for, and for other general corporate purposes of, the Loan Parties, in all cases subject to the terms of this Agreement and the Orders.

To provide guarantees for the repayment of the Loans, the reimbursement of any draft drawn under the Letters of Credit and the payment of the other Obligations of the Debtors hereunder and under the other Loan Documents, the Debtors are providing to the Administrative Agent and the Lenders, pursuant to this Agreement and the Orders, the following (each as more fully described herein):

(a)           a guarantee from each of the Guarantors of the due and punctual payment and performance of the Obligations of the Borrower hereunder and under the Notes;

(b)           with respect to the Obligations of the Loan Parties hereunder, an allowed administrative expense claim entitled to the benefits of Bankruptcy Code Section 364(c)(1) in each of the Cases, having a superpriority over any and all administrative expenses of the kind specified in Bankruptcy Code Sections 503(b) or 507(b);

(c)           pursuant to Bankruptcy Code Section 364(c)(2) a perfected first priority (subject to permitted exceptions) lien on all present and after-acquired property of the Debtors not subject to a lien on the Petition Date;

(d)           pursuant to Bankruptcy Code Section 364(c)(3) a perfected junior lien on, and security interest in, all present and after-acquired property of the Debtors that is otherwise subject to a valid and perfected lien on the Petition Date (other than to secure the Prepetition Credit Facility Obligations) or a valid lien perfected (but not granted) after the Petition Date to the extent such post-Petition Date perfection in respect of a pre-Petition Date claim is expressly permitted under the Bankruptcy Code; and

(e)           pursuant to Bankruptcy Code Section 364(d)(1) a perfected first priority (subject to permitted exceptions), senior priming lien on (x) all present and after-acquired property of the Debtors that is subject to a lien on the Petition Date to secure the Prepetition Credit Facility Obligations and (y) all present and after-acquired assets that are presently subject to liens that are junior to the liens that secure the Prepetition Credit Facility Obligations.

All of the claims and the Liens granted hereunder and pursuant to the Orders in the Cases to the Administrative Agent and the Lenders shall be subject to the Carve Out and the Permitted Liens, but in each case only to the extent provided in subsection 2.8 and the Orders.

Accordingly, the parties hereto hereby agree as follows:

SECTION 1.   DEFINITIONS

1.1.          Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.  For purposes hereof:  “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors); and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“Acceleration”:  as defined in subsection 9(e).

“Accounts”:  as defined in the Uniform Commercial Code as in effect in the State of New York from time to time; and, with respect to the Borrower and its Subsidiaries, all such Accounts of such Persons, whether now existing or existing in the future, including, without limitation, (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the Administrative Agent), including, without limitation, all accounts created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including, without limitation, returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any obligors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.

“Administrative Agent”:  as defined in the Preamble hereto.

“Affiliate”:  as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Outstanding Revolving Credit”:  as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding and (b) such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

“Agreement”:  this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

“Applicable Margin”:  as applied to any given type of Loans, (a) with respect to ABR Loans, 5.5% per annum and (b) with respect to Eurodollar Loans, 6.5% per annum.

“Application”:  an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Approved Fund”:  as defined in subsection 13.6(b).

“Asset Sale”:  any sale, issuance, conveyance, transfer, lease or other disposition (a “Disposition”) by the Borrower or any of its Subsidiaries, in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, Capital Stock) of the Borrower or such Subsidiary to any Person (other than to the Borrower or any of its Wholly Owned Subsidiaries) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $250,000, provided that the term Asset Sale shall not include any Disposition by any Insurance Subsidiary of its property in the ordinary course of conducting its insurance business.

“Alternative Financing” as defined in Section 2.11.

“Assignee”:  as defined in subsection 13.6(b).

“Assignment and Acceptance”:  an Assignment and Acceptance, substantially in the form of Exhibit F.

“Assumption Agreement”:  the supplement to the Guarantee substantially in the form of Exhibit G attached hereto.

“Available Revolving Credit Commitment”:  as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender’s Revolving Credit Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Revolving Credit Lender, and (ii) an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the Lenders, the “Available Revolving Credit Commitments”.

“Bankruptcy Code”:  the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§101 et seq.

“Bankruptcy Court”:  the United States Bankruptcy Court for the Southern District of New York, or any other court having jurisdiction over the Cases from time to time.

“Board”:  the Board of Governors of the Federal Reserve System.

“Borrower”:  as defined in the Preamble hereto.

“Borrowing Date”:  any Business Day specified in a notice pursuant to subsection 2.2, 2.6 or 3.2 as a date on which the Borrower requests the Lenders to make Loans hereunder or the Issuing Lender to issue Letters of Credit hereunder.

“Budget”:  the cash flow projections of the Loan Parties, showing anticipated cash receipts and disbursements on a rolling thirteen- week basis for the period from the Petition Date through July 31, 2008 (with any period outside of the 13 week period reflected in a monthly summary), in a form reasonably satisfactory to the Administrative Agent and as thereafter updated in accordance with subsection 6.1(p).

 “Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, “Business Day” shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

“Capital Expenditures”:  with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its consolidated Subsidiaries during such period (exclusive of expenditures made for Investments permitted by subsection 8.9) which, in accordance with GAAP, are or should be included in “capital expenditures” and are reflected in the consolidated statement of cash flows of such Person for such period.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Carve Out”:  the meaning set forth in subsection 2.8(a).

“Cases”:  the meaning set forth in the preamble to this Agreement.

“Cash Collateral”:  the meaning set forth in Section 363(a) of the Bankruptcy Code.

“Cash Equivalents”:  (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any Lender or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency (“S&P”) or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. or any successor rating agency (“Moody’s”) (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act, and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors of the Borrower, in each case provided in clauses (a), (b), (c) and (e) above only, maturing within twelve months after the date of acquisition.

“Cash Management Banks”: the collective reference to National City Bank, LaSalle Bank and Harris Bank.

“Change of Control”:  (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holding, or (b) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Holding by Persons who were neither (i) nominated by the Board of Directors of Holding nor (ii) appointed by directors so nominated.

“Closing Date”:  the date on which all the conditions precedent set forth in subsection 6.1 shall be satisfied or waived, which date is February 6, 2008.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all property of the Loan Parties, now owned or hereafter acquired, as more particularly described in the Orders.

“Commercial Letter of Credit”:  as defined in subsection 3.1(a).

“Commitment”:  as to any Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

“Conduit Lender”:  any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including, without limitation, its obligation to fund a Loan if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including without limitation subsection 4.10, 4.11, 4.12 or 13.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Term Loan Commitment or Revolving Credit Commitment or (c) be designated if such designation would otherwise increase the costs of any Facility to the Borrower.

“Confirmation Order”:  an order of the Bankruptcy Court confirming the Reorganization Plan.

“Consolidated Net Income”:  for any period, net income of Holding and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation”:  as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion Date”:  the date upon which the conditions to effectiveness of the Exit Facility Agreement set forth therein shall have been satisfied or waived.

“CRS Holding”:  SIRVA Relocation, LLC, a Delaware limited liability company and Wholly Owned Subsidiary of the Borrower.

“Debtors”:  as defined in the Preamble.

“Default”:  any of the events specified in Section 9, whether or not any requirement for the giving of notice (other than, in the case of subsection 9(e), a Default Notice), the lapse of time, or both, or any other condition specified in Section 9, has been satisfied.

“Default Notice”:  as defined in subsection 9(e).

“Designated Foreign Currencies”:  the currencies set forth on Schedule D and any other available and freely convertible foreign currency selected by the Borrower and approved by the Administrative Agent and all of the Revolving Credit Lenders in accordance with subsection 13.1(b).

“Disclosure Statement”:  the Disclosure Statement, dated as of January 28, 2008, distributed to certain holders of claims (as defined in Section 101(5) of the Bankruptcy Code) against the Debtors.

“Disinterested Director”:  as defined in subsection 8.11.

“Disposition”:  as defined in the definition of the term “Asset Sale” in this subsection 1.1.

“Dollar Equivalent”:  with respect to any amount in respect of any Letter of Credit denominated in any Designated Foreign Currency, at any date of determination thereof, an amount in Dollars equivalent to such amount calculated on the basis of the Spot Rate of Exchange.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Domestic Subsidiary”:  any Subsidiary of the Borrower which is not a Foreign Subsidiary.

“EBITDA”:  for any period, Consolidated Net Income for such period adjusted to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) interest expense, net (excluding any interest expense or interest income included in operating income or loss), (b) total income tax expense, (c) depreciation expense (d) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with APB Nos. 16 and 17) (e) income and/or loss from discontinued operations, (f) gains and/or losses on the sale of assets (excluding the sale of operating assets in the normal course of business), (g) gains/losses from the extinguishment of liabilities, (h) non-cash long-term asset impairment charges, and (i) up to $13,000,000 of fees, costs and expenses related to the restructuring efforts of the Borrower and its Subsidiaries, including the Cases. For the purposes of calculating EBITDA for any month (each such month, a “Reference Period”), if at any time during such Reference Period the  Borrower or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period. As used in this definition, “Material Disposition” means any Disposition of property or series of related Dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

“Effective Date”: as defined in the Reorganization Plan.

“Employee Relocation Business”:  the business of providing relocation services including home sale and purchase assistance, management of tenant responsibilities and other services to corporations that assist employees in their relocation needs, and other business related thereto.

“Environmental Costs”:  any and all costs or expenses (including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws.  Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws”:  any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any

Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or at any relevant time hereafter are or at any relevant time have been, in effect.

“Environmental Permits”: any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“ERC”:  Executive Relocation Corporation, a Michigan corporation.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “Eurodollar Base Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which JPMCB is offered deposits in Dollars at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.  “Telerate British Bankers Assoc. Interest Settlement Rates Page” shall mean the display designated as Page 3750 (or such other page on which any Designated Foreign Currency then appears) on the Telerate System (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Event of Default”:  any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Act”:  the Securities Exchange Act of 1934, as amended from time to time.

“Existing Issuing Lender”:  JPMorgan Chase Bank, N.A., in its capacity as issuer of the Existing Letters of Credit.

“Existing Letters of Credit”:  the letters of credit described on Schedule C outstanding as of the Petition Date and issued under the Prepetition Credit Facility.

“Exit Facility Agreement”:  the Credit and Guarantee Agreement having terms substantially as those set forth in the term sheet attached hereto as Exhibit C, as such agreement becomes effective pursuant to subsection 2.11, as amended, supplemented or otherwise modified from time to time with the consent of the Administrative Agent.

“Extension of Credit”:  as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

“Facility”:  each of (a) the Term Loan Commitments and the Term Loans made thereunder, and (b) the Revolving Credit Commitments and the Extensions of Credit made thereunder.

“Federal Funds Effective Rate”:  as defined in the definition of the term “ABR” in this subsection 1.1.

“Final Order”:  an order of the Bankruptcy Court entered in the Cases, in substantially the form of the Interim Order, with such modifications thereto as are reasonably satisfactory to the Administrative Agent.

“Financing Lease”:  any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Foreign Backstop Letters of Credit”:  any Standby Letter of Credit issued to any Person for the account of the Borrower to provide credit support for Indebtedness of any Foreign Subsidiary to such Person which is permitted under subsection 8.2.

“Foreign Subsidiary”:  any Subsidiary of the Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America or that is a Foreign Subsidiary Holdco.

“Foreign Subsidiary Holdco”:  North American International Holding Corporation, a Delaware corporation, and any other Subsidiary of the Borrower that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

“Former Plan”:  any employee benefit plan in respect of which the Borrower or a Commonly Controlled Entity has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA.

“GAAP”:  with respect to the covenants contained in subsections 8.1 and 8.8 and all defined terms relating thereto, generally accepted accounting principles in the United States of America in effect on the Closing Date, and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the European Union.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) the obligations of any Insurance Subsidiary pursuant to insurance policies issued by such Insurance Subsidiary in the ordinary course of its insurance business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantees”:  the collective reference to the guarantees hereby delivered to the Administrative Agent (a copy of which will be provided to each Lender) or delivered pursuant to an executed Assumption Agreement guaranteeing the obligations and liabilities of the Borrower hereunder, under any Permitted Hedging Arrangement entered into with any Lender or any affiliate thereof, under any cash management services provided by any Lender or any affiliate thereof, under any Notes and/or under any of the other Loan Documents.

“Guarantors”:  as defined in the Preamble.

“Holding”:  as defined in the Preamble hereto.

“Holding Companies”:  the collective reference to Holding, CMS Holding, LLC and RS Acquisition Holding, LLC.

“Indebtedness”:  of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of bankers’ acceptances issued or created for the account of such Person, (e) for purposes of subsection 8.2 and subsection 9(e) only, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements and (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) to the extent secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. Notwithstanding the foregoing, in no event shall “Indebtedness” include (i) obligations of CRS Holding, SRHL, any of their respective Subsidiaries or any other Subsidiary of the Borrower primarily engaged in the Employee Relocation Business to make payments under or with respect to mortgage notes payable in the ordinary course of business in connection with the provision of relocation services or (ii) such mortgage notes

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Insurance Subsidiaries”:  the collective reference to any Subsidiaries of the Borrower engaged solely in the business of underwriting insurance or reinsurance and related activities.

“Intellectual Property”:  as defined in subsection 5.9.

“Interest Payment Date”:  (a) as to any ABR Loan, the last day of each month to occur while such Loan is outstanding, and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, (i) each day which is one month, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period.

“Interest Period”:  with respect to any Eurodollar Loan:

(a)           initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one or three  months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)           thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one or three months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)            if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)           (A) in the case of the Revolving Credit Loans, any Interest Period that would otherwise extend beyond the Termination Date shall (for all purposes other than subsection 4.12) end on the Termination Date and (B) in the case of the Term Loans, any Interest Period that would otherwise extend beyond the Maturity Date shall (for all purposes other than subsection 4.12) end on the Maturity Date;

(iii)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)          the Borrower shall select Interest Periods so as not to require a scheduled payment of any Eurodollar Loan during an Interest Period for such Loan.

“Interest Rate Protection Agreement”:  any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement and with (a) any Lender or any affiliate of any Lender or any such lender, or (b) any financial institution reasonably acceptable to the Administrative Agent, to or under which the Borrower or any of its Subsidiaries is or becomes a party or a beneficiary.

“Interim Order”:  an order of the Bankruptcy Court entered in the Cases granting interim approval of the transactions contemplated by this Agreement and the other Loan Documents and granting the Liens and Superpriority Claims described in the Introductory Statement in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit B hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Inventory”:  as defined in the Uniform Commercial Code as in effect in the State of New York from time to time; and, with respect to the Borrower and its Subsidiaries, all such Inventory of the Borrower and such Subsidiaries, including, without limitation:  (a) all goods, wares and merchandise held for sale or lease and (b) all goods returned or repossessed by the Borrower or such Subsidiaries.

“Investment Company Act”:  the Investment Company Act of 1940, as amended from time to time.

“Investments”:  as defined in subsection 8.9.

“Issuing Lender”:  the Administrative Agent or any affiliate thereof, in its capacity as issuer of any Letter of Credit.

“JPMCB”:  JPMorgan Chase Bank, N.A.

“JPMorgan”:  J.P. Morgan Securities Inc.

“L/C Fee Payment Date”:  with respect to any Letter of Credit, the last day of each month to occur after the date of issuance thereof to and including the first such day to occur on or after the date of expiry thereof.

“L/C Obligations”:  at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit (including, without limitation, in the case of outstanding Letters of Credit in any Designated Foreign Currency, the Dollar Equivalent of the aggregate then undrawn and unexpired amount thereof) and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a) (including, without limitation, in the case of Letters of Credit in any Designated Foreign Currency, the Dollar Equivalent of the unreimbursed aggregate amount of drawings thereunder, to the extent that such amount has not been converted into Dollars in accordance with subsection 3.5(a)).

“L/C Participants”:  the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

“Lenders”:  the several banks and other financial institutions from time to time parties to this Agreement.

“Letters of Credit”:  as defined in subsection 3.1(a).

“Lien”:  any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Loan”:  a Revolving Credit Loan or a Term Loan, as the context shall require; collectively, the “Loans”.

“Loan Documents”:  this Agreement, any Notes, and the Applications, each as amended, supplemented, waived or otherwise modified from time to time.

“Loan Parties”:  the Borrower, Holding, the other Guarantors and each other Subsidiary of Holding that is a party to a Loan Document; individually, a “Loan Party”.

“Local Agents”:  those independently owned local moving and storage companies that have entered into certain contractual arrangements with the Borrower or any of its Subsidiaries to provide customers with local sales, packing or warehousing services and/or a portion of the hauling services required to support the operations of the Borrower and its Subsidiaries, or any combination of such services.

“Material Adverse Effect”:  a material adverse effect on (a) the business, operations, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, or of Holding and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents, taken as a whole, or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, taken as a whole.

“Materials of Environmental Concern”:  any gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances or materials or wastes defined or regulated as such in or under or which may give rise to liability under any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Material Subsidiary”:  the collective reference to any Subsidiary of the Borrower that had (a) total revenues of more than $1,000,000 during the most recently completed period of four consecutive fiscal quarters of the Borrower or (b) total assets of more than $500,000 as of the last day of such period.

“Maturity Date”:  June 30, 2008.

“Moody’s”:  as defined in the definition of “Cash Equivalents” in this subsection 1.1.

“Multiemployer Plan”:  a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”:  with respect to any Asset Sale, any Recovery Event, the issuance of any debt securities or any borrowings by the Borrower or any of its Subsidiaries (other than issuances and borrowings permitted pursuant to subsection 8.2, except as otherwise specified), an amount equal to the gross proceeds in cash and Cash Equivalents of such Asset Sale, Recovery Event, issuance or borrowing, net of (a) reasonable attorneys’ fees, accountants’ fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, Recovery Event, issuance or borrowing, (b) taxes paid or reasonably estimated to be payable as a result thereof, (c) appropriate amounts provided or to be provided by the Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale or Recovery Event and retained by the Borrower or any such Subsidiary after such Asset Sale or Recovery Event and other appropriate amounts to be used by the Borrower or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such Asset Sale or Recovery Event and (d) in the case of a sale, Recovery Event of or involving an asset subject to a Lien securing any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness, including, without limitation, payments in respect of principal, interest and prepayment premiums and penalties.

“Non-Excluded Taxes”:  as defined in subsection 4.11.

“Notes”:  the collective reference to the Revolving Credit Notes and the Term Notes.

“Obligations”:  (a) the principal of and interest on the Loans and the Notes and the Letters of Credit outstanding, and (b) the fees and all other present and future, fixed or contingent, obligations and liabilities (monetary or otherwise) of the Loan Parties to the Lenders, each Issuing Lender and the Administrative Agent under the Loan Documents, including without limitation, all costs and expenses payable pursuant to subsection 13.5, (c) the obligations and liabilities of the Borrower under any Permitted Hedging Arrangement entered into by the Borrower and any Lender or affiliate thereof, and (d) the obligations and liabilities of the Borrower under any cash management services provided by any Lender or affiliate thereof.

“Orders”:  the collective reference to the Interim Order and the Final Order.

“Owner/Operators”:  individuals who are retained by the Borrower or any of its Subsidiaries as independent contractors and who own and drive their own tractors on behalf of the Borrower or any of its Subsidiaries.

“Participants”:  as defined in subsection 13.6(c).

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Hedging Arrangement”:  as defined in subsection 8.17.

“Permitted Liens”:  Liens permitted by subsection 8.3.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Petition Date”:  as defined in the Introductory Statement.

“Plan”:  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Prepetition Credit Facility”:  the Credit Agreement, dated as of December 1, 2003, as amended  through the Petition Date, among the Borrower, the foreign subsidiary borrowers party thereto, the Prepetition Credit Facility Lender, the Prepetition Credit Facility Agent and the other agents party thereto.

“Prepetition Credit Facility Agent”:  JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Prepetition Credit Facility.

“Prepetition Credit Facility Lenders”:  the several banks and other financial institutions and entities from time to time parties to the Prepetition Credit Facility.

“Prepetition Credit Facility Obligations”:  all of the Loan Parties’ obligations incurred under, pursuant to or in connection with the Prepetition Credit Facility and all of the collateral and ancillary documents executed and delivered in connection therewith.

“Prepetition Secured Parties”:  the Prepetition Credit Facility Agent and the Prepetition Credit Facility Lenders.

“Prime Rate”:  as defined in the definition of the term “ABR” in this subsection 1.1.

“Pro Forma Balance Sheet”:  as defined in subsection 5.1(b).

“Prohibited Claim”:  any action or objection with respect to (a) claims of the Prepetition Secured Parties against the Loan Parties or the Liens which secure the Prepetition Credit Facility Obligations, (b) the Superpriority Claims or Liens granted to the Administrative Agent and the Lenders pursuant to subsections 2.8(a), (b), or (c) the Superpriority Claims or Liens granted to the Prepetition Secured Parties pursuant to subsection 2.8(c).

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries giving rise to Net Cash Proceeds to the Borrower or such Subsidiary, as the case may be, in excess of $250,000, to the extent that such settlement or payment does not constitute reimbursement or compensation for amounts previously paid or to be paid by the Borrower or any of its Subsidiaries in respect of any loss, casualty or condemnation.

“Register”:  as defined in subsection 13.6(b).

“Regulation D”:  Regulation D of the Board as in effect from time to time.

“Regulation T”:  Regulation T of the Board as in effect from time to time.

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Regulation X”:  Regulation X of the Board as in effect from time to time.

“Reimbursement Obligations”:  the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

“Reinvested Amount”:  with respect to any Recovery Event, that portion of the Net Cash Proceeds thereof as shall, according to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent within 30 days of such Recovery Event, be used to repair or replace the asset that was the subject of such Recovery Event within 180 days of the receipt of such Net Cash Proceeds with respect to any such Recovery Event; provided that (a) any Net Cash Proceeds of such Recovery Event shall be immediately (i) deposited in a cash collateral account established at JPMCB to be held as collateral in favor of the Administrative Agent for the benefit of the Lenders on terms reasonably satisfactory to the Administrative Agent and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is delivered to the Administrative Agent or (ii) used to make a prepayment of the Revolving Credit Loans in accordance with subsection 4.4(a); provided that, notwithstanding anything in this Agreement to the contrary, the Borrower may not request any Extension of Credit under the Revolving Credit Commitments that would reduce the aggregate amount of the Available Revolving Credit Commitments to an amount that is less than the amount of any such prepayment until such certificate of a Responsible Officer is delivered to the Administrative Agent and (b) any Net Cash Proceeds not so reinvested by the date required pursuant to the terms of this definition shall be utilized on such day to prepay the Loans pursuant to subsection 4.4(c).

“Relocation SPV Financing”:  means the financing of (a) purchases of residential properties, fixtures and related assets (including the funding of the full purchase price of such residential properties, fixtures and assets (including the pay-off of any existing mortgage thereon), (b) the funding of advances to employees of customers in respect of the equity value of residential properties, fixtures and assets of such employees), and (c) other ordinary course Employee Relocation Business activities of CRS Holding, SRHL, ERC, any of their respective Subsidiaries or any other Subsidiary of the Borrower engaged in the Employee Relocation Business, in each case by a special-purpose Subsidiary of Holding that is not a Subsidiary of the Borrower or an unaffiliated third party (the “Relocation SPV”), provided that (a) the lender of any Indebtedness of any borrower or obligor with respect to such financing shall not have any recourse to Holding or any Loan Party for payment of such Indebtedness, (b) such Indebtedness shall not be secured by any property or assets of Holding or any Loan Party other than property or assets the Disposition of which is permitted under clause (x) of subsection 8.6(a) and (c) such financing shall be upon terms and pursuant to documentation (as amended, supplemented, extended, renewed or replaced from time to time) in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof (such approval not to be unreasonably withheld).

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reorganization Plan”:  the Debtors’ Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code, substantially in the form attached to the Disclosure Statement, together with changes thereto acceptable to the Administrative Agent.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived pursuant to the Regulations promulgated under Section 4043 of ERISA.

“Required Lenders”:  at any time, Lenders the Total Credit Percentages of which aggregate greater than 50%.

“Requirement of Law”:  as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including, without limitation, laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Responsible Officer”:  as to any Person, any of the following officers of such Person:  (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, chief restructuring officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (c) with respect to subsection 7.7 and without limiting the foregoing, the general counsel of such Person and (d) with respect to ERISA matters, the senior vice president - human resources (or substantial equivalent) of such Person.

“Revolving Credit Commitment”:  as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to, and/or issue or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate amount not to exceed at any one time outstanding the amount agreed to by the Borrower, the Administrative Agent and such Lender, or, in the case of any Lender that is an Assignee, the amount of the assigning Lender’s Revolving Credit Commitment assigned to such Assignee pursuant to subsection 13.6(b) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Revolving Credit Lenders, the “Revolving Credit Commitments”.  The original amount of the aggregate Revolving Credit Commitments of the Revolving Credit Lenders is $85,000,000.

“Revolving Credit Commitment Percentage”:  as to any Revolving Credit Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (a) the sum of (i) such Lender’s then outstanding Revolving Credit Loans plus (ii) such Lender’s interests in the aggregate L/C Obligations then outstanding then constitutes of (b) the sum of (i) the aggregate Revolving Credit Loans of all the Revolving Credit Lenders then outstanding plus (ii) the aggregate L/C Obligations then outstanding).

“Revolving Credit Commitment Period”:  the period from and including the Closing Date to but not including the Termination Date, or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

“Revolving Credit Lender”:  any Lender having a Revolving Credit Commitment hereunder and/or a Revolving Credit Loan outstanding hereunder.

“Revolving Credit Loans”:  as defined in subsection 2.1(a).

“Revolving Credit Note”:  as defined in subsection 2.1(c).

“S&P”:  as defined in the definition of “Cash Equivalents” in this subsection 1.1.

“Securities Act”:  the Securities Act of 1933, as amended from time to time.

“Securitization” as defined in Section 2.11.

“Set”:  the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Single Employer Plan”:  any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Spot Rate of Exchange”:  with respect to any Designated Foreign Currency, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to such Designated Foreign Currency on the Telerate System (or such other page as may replace such page for the purpose of displaying the spot rate of exchange in London); provided that if there shall at any time no longer exist such a page, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent and, if no such similar rate publishing service is available, by reference to the published rate of the Administrative Agent in effect at such date for similar commercial transactions.

“SRHL”:  SIRVA Relocation Holdings Limited, a company organized under the laws of England and Wales.

“Standby Letter of Credit”:  as defined in subsection 3.1(a).

“Sterling”:  British pounds sterling.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Superpriority Claim”:  a claim against any Loan Party in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code, including a claim pursuant to Section 364(c)(1) of the Bankruptcy Code.

“Synthetic Purchase Agreement”:  any agreement pursuant to which the Borrower or any of its Subsidiaries is or may become obligated to make any payment (except as otherwise permitted by this Agreement) to any third party (other than the Borrower or any of its Subsidiaries) in connection with the purchase or the notional purchase by such third party or any Affiliate thereof from a Person other than the Borrower or any of its Subsidiaries of any Capital Stock of Holding.

“Tax Sharing Agreement”:  the Tax Sharing Agreement, dated as of December 1, 2003, among Holding, the Borrower and certain other Subsidiaries of Holding, in form and substance reasonably satisfactory to the Administrative Agent, as amended through the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with subsection 8.16.

“Term Loan Commitment”:  as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount agreed to by the Borrower, the Administrative Agent and such Lender.  The original aggregate amount of the Term Loan Commitments is $65,000,000.

“Term Loan Lender”:  each Lender which has a Term Loan Commitment or which has a Term Loan outstanding hereunder.

“Term Loan Percentage”:  as to any Term Loan Lender at any time, the percentage which such Lender’s Term Loan Commitment constitutes of the aggregate Term Loan Commitment (or, at any time after the Closing Date, the percentage which such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of Term Loans then outstanding).

“Term Loans”:  as defined in subsection 2.4 hereof.

“Term Note”:  as defined in subsection 2.5 hereof.

“Termination Date”:  the earliest to occur of (a) the Maturity Date, (b) 30 days after entry of the Interim Order if the Final Order has not been entered prior thereto, (c) the acceleration of the Loans and the termination of the Commitments in accordance with the terms hereof and (d) if the Conversion Date does not occur simultaneously therewith, the Effective Date.

“Total Credit Percentage”:  as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments (or, in the case of the termination or expiration of the Revolving Credit Commitments, the Aggregate Outstanding Revolving Credit of the Lenders) and aggregate outstanding Term Loans of the Lenders, then constituted by such Lender’s Revolving Credit Commitment (or, in the case of the termination or expiration of the Revolving Credit Commitments, such Lender’s Aggregate Outstanding Revolving Credit) and outstanding Term Loans.

“Transferee”:  any Participant or Assignee.

“Type”:  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Underfunding”:  the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

“Uniform Customs”:  the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

“U.S. Tax Compliance Certificate”:  as defined in subsection 4.11(b).

“Wholly Owned Subsidiary”:  as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

1.2.          Other Definitional Provisions  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

(b)           As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.  The phrase “the date hereof” and phrases of similar import when used in this Agreement shall refer to February 6, 2008.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS

2.1.          Revolving Credit Commitments  (a)  Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (“Revolving Credit Loans”) to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender’s Revolving Credit Commitment then in effect.  During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b)           The Revolving Credit Loans shall be made in Dollars and may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 4.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

(c)           The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 13.6(b), in order to evidence such Lender’s Revolving Credit Loans the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Revolving Credit Note”), payable to the order of such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to the Borrower.  Each Revolving Credit Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date and (iii) provide for the payment of interest in accordance with subsection 4.1.

2.2.          Procedure for Revolving Credit Borrowing  The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 12:30 P.M., New York City time, at least three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) 12:30 P.M., New York City time, at least one Business Day prior to the requested Borrowing Date, otherwise) specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan, the respective lengths of the initial Interest Periods therefor.  Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, except any ABR Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations, $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are (A) less than $2,000,000, $1,000,000 or a whole multiple thereof or (B) less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof.  Subject to the satisfaction of the conditions precedent specified in subsection 6.2, each Revolving Credit Lender will make the amount of its pro rata share of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 13.2 prior to 12:30 P.M., New York City time, or at such other office of the Administrative Agent or at such other time as to which the Administrative Agent shall notify such Revolving Credit Lender and the Borrower reasonably in advance of the Borrowing Date with respect thereto, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

2.3.          Termination or Reduction of Revolving Credit Commitments  The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect.  Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

2.4.          Term Loans.  Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan (collectively, the “Term Loans”) to the Borrower on the Closing Date in a principal amount not to exceed the amount of such Lender’s Term Loan Commitment agreed to by the Borrower, the Administrative Agent and such Lender. The Term Loans may from time to time be (x) Eurodollar Loans, (y) ABR Loans or (z) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.6 and 4.2.

2.5.          Term Notes.  The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender, in order to evidence such Lender’s Term Loan, the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-2 (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Term Note”), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and in a principal amount equal to the lesser of (a) the amount set of such Lender’s Term Loan Commitment and (b) the unpaid principal amount of the Term Loans made by such Term Loan Lender to the Borrower.  Each Term Note shall (i) be dated the Closing Date, (ii) be payable as provided in subsection 2.7(a) and (iii) provide for the payment of interest in accordance with subsection 4.1.

2.6.          Procedure for Term Loan Borrowing.  The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:30 P.M., New York City time), at least (a) three Business Days prior to the Closing Date if all or any part of the Term Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the Closing Date, in all other cases, requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying (i) the amount to be borrowed, (ii) whether the Term Loans are to be initially Eurodollar Loans, ABR Loans or a combination thereof and (iii) if the Term Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor.  Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof.  Each Term Loan Lender will make the amount of its pro rata share of the Term Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 13.2 prior to 12:30 P.M., New York City time, on the Closing Date in Dollars and in funds immediately available to the Administrative Agent.  The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent.

2.7.          Repayment of Loans.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of (i) each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender, on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); and (ii) each Term Loan Lender, the then unpaid principal amount of the Term Loans of such Lender, on the Termination Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 9).  The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent shall maintain the Register pursuant to subsection 13.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)           The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.7(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.8.          Priority and Liens.  (a)  The Loan Parties hereby covenant, represent and warrant that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations of the Loan Parties hereunder and under the other Loan Documents, (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed Superpriority Claims, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall be secured by a perfected first priority Lien on all Collateral, including without limitation, all cash maintained in any Cash Collateral account for Letters of Credit and any direct investments of the funds contained therein, that is otherwise not encumbered by a valid and perfected Lien as of the Petition Date, (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior Lien upon all Collateral that is subject to valid, perfected and non-avoidable Liens in existence on the Petition Date or valid Liens perfected (other than to secure the Prepetition Credit Facility Obligations) (but not granted) thereafter to the extent such post-Petition Date perfection in respect of a pre-Petition Date claim is expressly permitted under the Bankruptcy Code, and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority priming Lien upon all Collateral (x) that is subject to a valid Lien or security interest in effect on the Petition Date to secure the Prepetition Credit Facility Obligations, (y) that is subject to a Lien granted after the Petition Date to provide adequate protection in respect of the Prepetition Credit Facility Obligations or (z) that is presently subject to a valid Lien in effect on the Petition Date that is junior to the Liens that secure the Prepetition Credit Facility Obligations, subject and subordinate in each case with respect to subclauses (i) through (iv) above, only to the Carve Out, provided that (i) following the Termination Date amounts in any Letter of Credit Cash Collateral account shall not be subject to the Carve Out and (ii) in the event of a liquidation of the Debtors’ estates the amount of the Carve Out shall be funded into a segregated account prior to the making of the distributions.  For purposes hereof, the “Carve Out” shall mean (A) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code, (B) fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code, and (C) following receipt of notice by the Administrative Agent after the occurrence and during the continuance of an Event of Default, the payment of accrued and unpaid professional fees and expenses incurred by the Debtors and any statutory committee appointed in the Cases and allowed by the Court, in an aggregate amount not exceeding $5 million (plus all unpaid professional fees and expenses allowed by the Bankruptcy Court that were incurred prior to the giving of notice by the Administrative Agent of the occurrence of such Event of Default), provided that (x) the Carve Out shall not be available to pay any such professional fees and expenses incurred in connection with the initiation or prosecution of any Prohibited Claims or the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent, the Lenders, the Prepetition Credit Facility Lenders or the Prepetition Credit Facility Agent and (y) so long as an Event of Default shall not have occurred and be continuing, the Carve Out shall not be reduced by the payment of fees and expenses allowed by Bankrupty Court and payable under Sections 328, 330 and 331 of the Bankruptcy Code. Notwithstanding anything herein to the contrary, the Carve Out shall not be used to commence or prosecute (but up to $50,000 may be used to investigate) any Prohibited Claim.

(b)           As to all Collateral, including without limitation, all cash, Cash Equivalents and real property the title to which is held by any Loan Party, or the possession of which is held by any Loan Party in the form of a leasehold interest, each Loan Party hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Administrative Agent all of the right, title and interest of the Borrower and such Guarantor in all of such Collateral, including without limitation, all cash, Cash Equivalents and owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto (except for any “intent to use” trademark applications for which a statement of use has not been filed and accepted by the U.S. Patent and Trademark Office, solely to the extent that the grant of a Lien or security interest in such applications would result in cancellation or voiding of same) and all proceeds thereof.  The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens granted in favor of the Administrative Agent (on behalf of the Lenders) in all of the Collateral shall be perfected without the recordation of any Uniform Commercial Code financing statements, notices of Lien or other instruments of mortgage or assignment.  The Borrower and each Guarantor further agrees that (a) the Administrative Agent shall have the rights and remedies set forth in Section 12 in respect of the Collateral and (b) if requested by the Administrative Agent, the Borrower and each of the Guarantors shall enter into separate security agreements, pledge agreements and fee and leasehold mortgages with respect to such Collateral on terms reasonably satisfactory to the Administrative Agent.

(c)           Each Loan Party acknowledges and agrees that the Prepetition Secured Parties shall receive (a) as adequate protection for, and to the extent of, any diminution in the value of the Prepetition Secured Parties’ respective interests in their collateral whether resulting from the imposition of the automatic stay, the priming described in subsection 2.8(a) above, the use of the Prepetition Secured Parties’ cash collateral or the use, sale, lease, depreciation, decline in market price or other diminution in value of the Prepetition Secured Parties’ collateral (i) on the first Business Day of each calendar month beginning with March 1, 2008, the monthly payment of an amount calculated at the Eurodollar Rate plus 350 basis points on all amounts outstanding under the Prepetition Credit Facility for the preceding month, (ii) a Superpriority Claim junior only to the Superpriority Claim granted to (A) the Administrative Agent and the Lenders and (B) the Cash Management Banks; and (iii) a replacement Lien on the Collateral having a priority immediately junior to the priming and other Liens granted in favor of (A) the Administrative Agent and the Lenders hereunder and under the other Loan Documents and (B) the Cash Management Banks; the Orders (subject and subordinate, in the case of clauses (ii) and (iii) above, to the Carve Out and valid and perfected Liens which are senior (after giving effect to the Orders) to the Liens granted to the Administrative Agent and the Lenders pursuant to the Orders and (b) as further adequate protection, the payment on a current basis of the reasonable fees and expenses (including, but not limited to, the reasonable fees and disbursements of one counsel and third-party consultants, including financial consultants, appraisers and auditors) incurred by the agents under the Prepetition Credit Facility (including any unpaid prepetition fees and expenses) and the continuation of the payment on a current basis of the administration and letter of credit fees, if any, that are provided for thereunder.

2.9.          Payment of Obligations.  Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

2.10.        No Discharge; Survival of Claims.  The Borrower and each Guarantor agrees that to the extent its Obligations hereunder are not satisfied in full, (a) its Obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and each Loan Party, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (b) the Superpriority Claim granted to the Administrative Agent and the Lenders pursuant to the Orders and described in subsection 2.8 and the Liens granted to the Administrative Agent pursuant to the Orders and described in subsection 2.8 shall not be affected in any manner by the entry of a Confirmation Order.

2.11.        Conversion to Exit Facility Agreement.  Upon (a) the Administrative Agent’s satisfaction that Holding and its Subsidiaries, as applicable, shall have made arrangements satisfactory to the Administrative Agent (i) that either (A) the Relocation SPV Financing with LaSalle Bank, N.A. as agent for the receivables purchase program maintained through SIRVA Relocation Credit, LLC as the same may have been modified prior to the Petition Date (including, without limitation, an amendment to terminate the tranche B commitment thereunder) (the “Securitization”), shall be in effect or (B) an alternative Relocation SPV Financing or other source of liquidity, in each case, replacing the Securitization (the “Alternative Financing”) shall be in effect, pursuant to terms in form and substance satisfactory to the Administrative Agent, and (ii) for the operation of the Loan Parties cash management system with the Cash Management Banks (or replacement institutions) following the Effective Date, (b) the delivery by the Borrower to the Administrative of a certificate of a Responsible Officer of the Borrower stating that, on and as of the date of the conversion of the facilities provided for herein into the facilities provided for in the Exit Facility Agreement, (x) each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan

Document, shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties relate to a particular date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date, and (y) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the conversion to be made on such date, and (c) the satisfaction or waiver of the other conditions precedent to effectiveness set forth in the Exit Facility Agreement, then automatically and without any further consent or action required by the Administrative Agent or any Lender:

(i)          the Borrower, in its capacity as reorganized SIRVA Worldwide, Inc., Holding, in its capacity as a reorganized Debtor, and each Guarantor, in its capacity as a reorganized Debtor, to the extent such Person is required under the Exit Facility Agreement to continue to be a guarantor thereunder, shall assume all obligations in respect of the Loans hereunder and all other monetary obligations in respect hereof,

(ii)         each Loan hereunder shall be continued as a Loan under the Exit Facility Agreement,

(iii)        each Lender hereunder shall be a Lender under the Exit Facility Agreement and

(iv)        this Agreement shall terminate and be superseded and replaced by, and deemed amended and restated in its entirety in the form of, the Exit Facility Agreement (with such changes and insertions reasonably satisfactory to the Administrative Agent and the Borrower thereto incorporated as necessary to make such technical changes necessary to effectuate the intent of this subsection 2.11), and the Commitments hereunder shall terminate.

Notwithstanding the foregoing, all obligations of the Borrower and the Guarantors to the Administrative Agent, the Issuing Lender, and the Lenders under this Agreement and any other Loan Document (except the Exit Facility Agreement) which are expressly stated in this Agreement or such other Loan Document as surviving such agreement’s termination shall, as so specified, survive without prejudice and remain in full force and effect.  Each of the Loan Parties, the Administrative Agent, the Lenders and the Issuing Lender shall take such actions and execute and deliver such agreements, instruments or other documents as the Administrative Agent may reasonably request to give effect to the provisions of this subsection 2.11.

SECTION 3.   LETTERS OF CREDIT

3.1.          L/C Commitment.  (a)           Prior to the Closing Date, the Existing Issuing Lender has issued the Existing Letters of Credit which, from and after the Closing Date, shall, subject to the terms and conditions hereof, constitute Letters of Credit hereunder. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Closing Date pursuant to this Section 3, together with the Existing Letters of Credit, collectively, the “Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the sum of the Letters of Credit (other than Foreign Backstop Letters of Credit) and the Dollar Equivalent of the then outstanding L/C Obligations in respect of any Foreign Backstop Letters of Credit would exceed $60,000,000 (it being understood and agreed that the Administrative Agent shall calculate the Dollar Equivalent of the then outstanding L/C Obligations in respect of any Foreign Backstop Letters of Credit on the date on which the Borrower has requested that the Issuing Lender issue a Letter of Credit for purposes of determining compliance with this clause (i)) or (ii) the Aggregate Outstanding Revolving Credit of all the Revolving Credit Lenders would exceed the Revolving Credit Commitments of all the Revolving Credit Lenders then in effect.  Each Letter of Credit shall (i) be denominated in Dollars or, in the case of Foreign Backstop Letters of Credit, in Dollars or any Designated Foreign Currency and shall be either (A) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Borrower and its Subsidiaries incurred in the ordinary course of business (a “Standby Letter of Credit”), or (B) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business (a “Commercial Letter of Credit”), (ii) expire no later than five days prior to the Termination Date and (iii) unless otherwise agreed by the Administrative Agent, expire no later than 365 days after its date of issuance in the case of Standby Letters of Credit, and 180 days after its date of issuance in the case of Commercial Letters of Credit.

(b)           Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

(c)           The Issuing Lender shall not at any time issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2.          Procedure for Issuance of Letters of Credit.  The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender, at its address for notices specified herein, an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request.  Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower.  The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.  The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3.          Fees, Commissions and Other Charges.  (a)  The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit issued for the account of the Borrower, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit (the “L/C Period”), computed at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans that are Revolving Credit Loans, calculated on the basis of a 365- (or 366-, as the case may be) day year, of the aggregate amount available to be drawn under such Letter of Credit, payable for the L/C Period monthly (without duplication) in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and (if applicable) on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.  Such commission shall be payable to the Administrative Agent for the account of the Revolving Credit Lenders to be shared ratably among them in accordance with their respective Revolving Credit Commitment Percentages.  The Borrower shall also pay to the Administrative Agent, for the account of the Issuing Lender, a fee equal to 1/4 of 1% per annum of the aggregate amount available to be drawn under such Letter of Credit, payable for the L/C Period monthly (without duplication) in arrears on each L/C Fee Payment Date with respect to such Letter of Credit and (if applicable) on the Termination Date or such other date as the Revolving Credit Commitments shall terminate.  Such commissions and fees shall be nonrefundable.  Such fees and commissions shall be payable in Dollars, notwithstanding that a Letter of Credit may be denominated in any Designated Foreign Currency.  In respect of a Letter of Credit denominated in any Designated Foreign Currency, such fees and commissions shall be converted into Dollars at the Spot Rate of Exchange on the date on which they are paid (or, if such date is not a Business Day, at the Spot Rate of Exchange on the Business Day next preceding such date).

(b)           In addition to the foregoing commissions and fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Lender.

(c)           The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions and fees received by the Administrative Agent for their respective accounts pursuant to this subsection.

3.4.          L/C Participations.  (a)  The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage (determined on the date of issuance of the relevant Letter of Credit) in the Issuing Lender’s obligations and rights under each Letter of Credit issued or continued hereunder and the amount of each draft paid by the Issuing Lender thereunder.  Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in respect of such Letter of Credit in accordance with subsection 3.5(a), such L/C Participant shall pay to the Issuing Lender upon demand (which demand, in the case of any demand made in respect of any draft under a Letter of Credit denominated in any Designated

Foreign Currency, shall not be made prior to the date that the amount of such draft shall be converted into Dollars in accordance with subsection 3.5(a)) at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that nothing in this paragraph shall relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that any L/C Participant may have as a result of such gross negligence or willful misconduct.

(b)           If any amount required to be paid by any L/C Participant to the Issuing Lender on demand by the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such demand is made, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans that are Revolving Credit Loans.  A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection (which shall include calculations of any such amounts in reasonable detail) shall be conclusive in the absence of manifest error.

(c)           Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower in respect of such Letter of Credit or otherwise), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

3.5.          Reimbursement Obligation of the Borrower.  (a)  The Borrower agrees to reimburse the Issuing Lender, upon receipt by the Borrower of notice from the Issuing Lender of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses reasonably incurred by the Issuing Lender in connection with such payment.  Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in the currency in which such Letter of Credit is denominated (except that, in the case of any Letter of Credit denominated in any Designated Foreign Currency, in the event that such payment is not made to the Issuing Lender within three Business Days of the date of receipt by the Borrower of such notice, upon notice by the Issuing Lender to the Borrower, such payment shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such payment converted on the date of such notice into Dollars at the Spot Rate of Exchange on such date) and in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day.  Any conversion by the Issuing Lender of any payment to be made in respect of any Letter of Credit denominated in any Designated Foreign Currency into Dollars in accordance with this subsection 3.5(a) shall be conclusive and binding upon the Borrower and the Revolving Credit Lenders in the absence of manifest error; provided that upon the request of the Borrower or any Revolving Credit Lender, the Issuing Lender shall provide to the Borrower or Revolving Credit Lender a certificate including reasonably detailed information as to the calculation of such conversion.

(b)           Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection (i) from the date the draft presented under the affected Letter of Credit is paid to the date on which the Borrower is required to pay such amounts pursuant to paragraph (a) above at the rate which would then be payable on any outstanding ABR Loans that are Revolving Credit Loans and (ii) thereafter until payment in full at the rate which would be payable on any outstanding ABR Loans that are Revolving Credit Loans which were then overdue.

3.6.          Obligations Absolute.  (a)  Each of the Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit, provided that this paragraph shall not relieve the Issuing Lender or any L/C Participant of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender or such L/C Participant, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

(b)           The Borrower also agrees with the Issuing Lender that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, provided that this paragraph shall not relieve the Issuing Lender or any L/C Participant of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender or such L/C Participant, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

(c)           Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Person’s gross negligence or willful misconduct.

(d)           The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

3.7.          Letter of Credit Payments.  If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof.  The responsibility of the Issuing Lender to the Borrower in respect of any Letter of Credit in connection with any draft presented for payment under such Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit, provided that this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

3.8.          Application.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4.   GENERAL PROVISIONS APPLICABLE TO
LOANS AND LETTERS OF CREDIT

4.1.          Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

(b)           Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day.

(c)           If any Event of Default shall have occurred and be continuing, all outstanding Loans and other Obligations under the Loan Documents shall bear interest at a rate per annum which is (i) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this subsection plus 2.00%, (ii) in the case interest, the rate that would be otherwise applicable to principal of the related Loan pursuant to the relevant foregoing provisions of this subsection (other than clause (i) above) plus 2.00% and (iii) in the case of, fees, commissions or other amounts, the rate described in paragraph (b) of this subsection for ABR Loans that are Revolving Credit Loans plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)           Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

(e)           It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

4.2.          Conversion and Continuation Options.  (a)  The Borrower may elect from time to time to convert outstanding Term Loans and Revolving Credit Loans from Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert outstanding Term Loans and Revolving Credit Loans from ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election.  Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof.  All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) (unless the Required Lenders otherwise consent) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Borrower that no such conversions may be made and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Maturity Date.

(b)           Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Loan, determined in accordance with the applicable provisions of the term “Interest Period” set forth in subsection 1.1, provided that no Eurodollar Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Borrower that no such continuations may be made or (ii) after the date that is one month prior to the Maturity Date, and provided, further, that in the case of Eurodollar Loans made or outstanding in Dollars, if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice of continuation pursuant to this subsection 4.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.

4.3.          Minimum Amounts of Sets.  All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Set shall be equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and so that there shall not be more than 5 Sets at any one time outstanding.

4.4.          Optional and Mandatory Prepayments and Commitment Reductions.  (a)  The Borrower may at any time and from time to time prepay the Loans in whole or in part,

subject to subsection 4.12, without premium or penalty, upon at least three Business Days’ irrevocable notice by the Borrower to the Administrative Agent (in the case of Eurodollar Loans) or at least one Business Day’s irrevocable notice by the Borrower to the Administrative Agent (in the case of ABR Loans), specifying, in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (i) of Term Loans or Revolving Credit Loans, or a combination thereof, and (ii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each.  Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to subsection 4.12 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid.  Partial prepayments of the Revolving Credit Loans pursuant to this subsection shall (unless the Borrower otherwise directs) be applied, first, to payment of the Revolving Credit Loans then outstanding, second, to payment of any Reimbursement Obligations then outstanding and, last, to cash collateralize any outstanding L/C Obligation on terms reasonably satisfactory to the Administrative Agent.  Partial prepayments pursuant to this subsection 4.4(a) shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, provided that, notwithstanding the foregoing, any Loan may be prepaid in its entirety.

(b)           Except as otherwise provided in subsection 4.14, if, at any time during the Revolving Credit Commitment Period, the Aggregate Outstanding Revolving Credit with respect to all of the Revolving Credit Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately repay the Revolving Credit Loans in an aggregate principal amount equal to such excess together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12.  To the extent that after giving effect to any prepayment of the Loans required by the preceding sentence, such Aggregate Outstanding Revolving Credit exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

(c)           If on or after the Closing Date:

(i)          the Borrower or any of its Subsidiaries shall make an Asset Sale (other than pursuant to clause (i), (ii), (iii), (iv), (v), (ix) or (x) of subsection 8.6(a)), or

(ii)         a Recovery Event occurs,

then, in each case, the Borrower shall prepay, in accordance with subsection 4.4(d), the Loans and cash collateralize the L/C Obligations in an amount equal to 100% of the Net Cash Proceeds thereof minus any Reinvested Amount, in each such case with such prepayment to be made on the Business Day following the date of receipt of any such Net Cash Proceeds (except that, if any such Net Cash Proceeds are eligible to be reinvested in accordance with the definition of the term “Reinvested Amount” in subsection 1.1 and the Borrower has not elected to reinvest such proceeds, such prepayment to be made on the earlier of (1) the date on which the certificate of a

Responsible Officer of the Borrower to such effect is delivered to the Administrative Agent in accordance with such definition and (2) the last day of the period within which a certificate setting forth such election is required to be delivered in accordance with such definition).  Nothing in this paragraph (c) shall limit the rights of the Administrative Agent and the Lenders set forth in Section 9.

(d)           Prepayments pursuant to subsection 4.4(c) shall be applied, first, to prepay Term Loans then outstanding, second, to prepay Revolving Credit Loans then outstanding, third, to pay any Reimbursement Obligations then outstanding and, last, to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent.

(e)           Amounts prepaid on account of Term Loans pursuant to subsection 4.4(a) or 4.4(c) may not be reborrowed.

(f)            The Revolving Credit Commitments shall be permanently reduced by the amount of all prepayments of Revolving Credit Loans, payments of Reimbursement Obligations and cash collateralizations of L/C Obligations, in each case, made under subsection 4.4(b) or 4.4(c).

4.5.          Commitment Fees; Administrative Agent’s Fee; Other Fees.  (a)  The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Termination Date, computed at the rate of 0.50% per annum on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable monthly in arrears on the last day of each month and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on March 1, 2008.

(b)           The Borrower agrees to pay to the Administrative Agent any fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent in connection with this Agreement.

4.6.          Computation of Interest and Fees.  (a)  Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and interest based on the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

(b)           Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1, excluding any Eurodollar Base Rate which is based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page and any ABR which is based upon the Prime Rate.

4.7.          Inability to Determine Interest Rate.  If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter.  If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as ABR Loans.  If any such repayment occurs on a day which is not the last day of the then current Interest Period with respect to such Eurodollar Loan, the Borrower shall pay to each of the Revolving Credit Lenders such amounts, if any, as may be required pursuant to subsection 4.12.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

4.8.          Pro Rata Treatment and Payments.   (a)  Each borrowing of Revolving Credit Loans by the Borrower from the Revolving Credit Lenders hereunder shall be made, each payment by the Borrower on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Revolving Credit Lenders shall be allocated by the Administrative Agent, in each case, pro rata according to the relevant Revolving Credit Commitment Percentages of the Revolving Credit Lenders.  Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Revolving Credit Lenders.  Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Term Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders.  All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim or, except as permitted under subsection 4.11, other deduction and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding the relevant Loans or the L/C Participants, as the case may be, at the Administrative Agent’s office specified in subsection 13.2, in Dollars or, in the case of L/C Obligations in any Designated Foreign Currency, such Designated Foreign Currency and, whether in Dollars or any Designated Foreign Currency, in immediately available funds.  Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day.  The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to 1:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding Business Day.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)           Unless the Administrative Agent shall have been notified in writing by any Revolving Credit Lender prior to a borrowing that such Revolving Credit Lender will not make the amount that would constitute its Revolving Credit Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Revolving Credit Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower in respect of such borrowing a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Revolving Credit Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Revolving Credit Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Revolving Credit Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.  If such Revolving Credit Lender’s Revolving Credit Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Revolving Credit Lender within three Business Days of such Borrowing Date, the Administrative Agent shall notify the Borrower of the failure of such Revolving Credit Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

(c)           Notwithstanding anything contained in this Agreement:

(i)          If at any time a Revolving Credit Lender shall not make a Revolving Credit Loan required to be made by it hereunder (any such Lender, a “Defaulting Lender”), the Borrower shall have the right to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Borrower to each become a substitute Revolving Credit Lender and assume all or part of the Revolving Credit Commitment of such Defaulting Lender.  In such event, the Borrower, the Administrative Agent and any such substitute Revolving Credit Lender shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Acceptance to effect such substitution.

(ii)         In determining the Required Lenders, any Lender that at the time is a Defaulting Lender (and the Loans and Revolving Credit Commitment of such Defaulting Lender) shall be excluded and disregarded.  No commitment fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(iii)        If at any time the Borrower shall be required to make any payment under any Loan Document to or for the account of a Defaulting Lender, then the Borrower, so long as it is then permitted to borrow Revolving Credit Loans hereunder, may set off and otherwise apply its obligation to make such payment against the obligation of such Defaulting Lender to make such Loan with respect to which there has been a Default. In such event, the amount so set off and otherwise applied shall be deemed to constitute a Revolving Credit Loan by such Defaulting Lender made on the date of such set-off and included within any borrowing of Revolving Credit Loans as the Administrative Agent may reasonably determine.

(iv)        If, with respect to any Defaulting Lender, which for the purposes of this subsection 4.8(c)(iv), shall include any Revolving Credit Lender (i) that has commenced any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) has sought appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or having made a general assignment for the benefit of its creditors; or (ii) with respect to which there shall be commenced against such Defaulting Lender any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against such Defaulting Lender any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Defaulting Lender shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Defaulting Lender shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; the Borrower shall be required to pay any amount under any Loan Document to or for the account of such Defaulting Lender, then the Borrower, so long as it is then permitted to borrow Revolving Credit Loans hereunder, may satisfy such payment obligation by paying such amount to the Administrative Agent, to be (to the extent permitted by applicable law and to the extent not utilized by the Administrative Agent to satisfy obligations of the Defaulting Lender owing to it) held by the Administrative Agent in escrow pursuant to its standard terms (including as to the earning of interest), and applied (together with any accrued interest) by it from time to time to make any Revolving Credit Loans or other payments as and when required to be made by such Defaulting Lender hereunder.

4.9.          Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurodollar Loans (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert an ABR Loan to a Eurodollar Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make an ABR Loan when a is requested and (c) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion or prepayment of a Eurodollar Loan occurs on a day which is not the  last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

4.10.        Requirements of Law.  (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

(i)          shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Application or any Eurodollar Loans made or maintained by it or its obligation to make or maintain Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.11 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations (if any) under subsection 4.11(b) or 4.11(c) or with respect to fees paid under this Agreement) and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

(ii)         shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii)        shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurodollar Loans or Letters of Credit, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day’s notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofor required to be paid to such Lender pursuant to this subsection 4.10(a) and such amounts, if any, as may be  required pursuant to subsection 4.12. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b)           If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender), does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.11.        Taxes.  (a)  Except as provided below in this subsection, all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes measured by or imposed upon the overall net income (including net income taxes imposed by means of a backup withholding tax) of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise  taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed:  (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender, (x) if such Lender fails to comply with the requirements of paragraph (b) or (c) of this subsection or (y) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Non-Excluded Taxes are imposed as a result of a change in treaty, law or regulation that occurred after such Lender becomes a Lender hereunder (or, if such Lender is a foreign intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Lender became such a beneficiary or member, if later). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 4.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b)                                 Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

(X)          on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country) or Form W-8ECI, or successor applicable form, as the case may be, certifying that it is entitled  to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;

(i)            deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Borrower; and

(ii)           obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

(Y)           in the case of any such Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code,

(i)            represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;

(ii)           agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, (A) two certificates substantially in the form of Exhibit E (any such certificate a “U.S. Tax Compliance Certificate”) and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form or certificate on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or certificate and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms or certificates); and

(iii)          agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the  reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request; or

(Z)           in the case of any such Lender that is a foreign intermediary or flow-through entity for U.S. federal income tax purposes,

(i)            on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower and the Administrative Agent two accurate and complete original signed copies of United States Internal Revenue Service Form W-8IMY; and

(A)                              with respect to each beneficiary or member of such Lender that is a bank within the meaning of Section 881(c)(3)(A) of the Code, on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender, also deliver to the Borrower and the Administrative Agent  (I) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that such beneficiary or member is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8ECI or Form W-9, or successor applicable form, as the case may be, in each case certifying that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (II) such other forms, documentation or certifications, as the case may be, certifying that each such beneficiary or member is entitled to an exemption from United States backup withholding tax with respect to all payments under this Agreement and any Notes; and

(B)                                with respect to each beneficiary or member of such Lender that is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (I) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that such beneficiary or member is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (II) also deliver to the Borrower and the Administrative Agent on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender, (x) two accurate and complete original signed copies of Internal Revenue Service Form W-9, or successor applicable form, certifying that each such beneficiary or  member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes, or (y) two U.S. Tax Compliance Certificates from each beneficiary or member and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such beneficiary’s or member’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes;

(ii)           deliver to the Borrower and the Administrative Agent two further copies of any such forms, certificates or certifications referred to above on or before the date any such form, certificate or certification expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form, certificate or certification and, obtain such extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms, certificates or certifications; and

(iii)          agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender (or beneficiary or member) to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender (or beneficiary or member) of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder (or a beneficiary or member in the circumstances described in clause (Z) above, if later) which renders all such forms inapplicable or which would prevent such Lender (or such beneficiary or member) from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent.

(c)           Each Lender shall, upon request by the Borrower, deliver to the Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by the Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under  the laws of any jurisdiction located outside the United States, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

(d)           Each Person that shall become a Lender or a Participant pursuant to subsection 13.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that, in the case of a Participant, the obligations of such Participant pursuant to paragraph (b) or (c) of this subsection shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

4.12.        Indemnity.  The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s bad faith, gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment or conversion of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment of Eurodollar Loans or the conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 4.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.13.        Certain Rules Relating to the Payment of Additional Amounts .   (a)    Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to subsection 4.10 or 4.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Tax; provided, however, that notwithstanding the foregoing no Lender shall be required to afford the Borrower the opportunity to contest, or cooperate with the Borrower in contesting, the imposition of any Non-Excluded Taxes, if such Lender in its sole discretion in good faith determines that to do so would have an adverse effect on it.

(b)           If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under subsection 4.10 or 4.11, the Borrower shall not be obligated to pay such additional amount.

(c)           If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to subsection 4.10 or 4.11, such Lender shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

(d)           If the Borrower shall become obligated to pay additional amounts pursuant to subsection 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 4.10 or 4.11, the Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) upon at least four Business Days’ irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to subsection 4.12, without premium or penalty. In the case of the substitution of a Lender,  the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 13.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 13.6(b) in connection with such assignment shall be paid by the Borrower or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Borrower shall first pay the affected Lender any additional amounts owing under subsections 4.10 and 4.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including, without limitation, any amounts under subsection 4.13) prior to such substitution or prepayment.

(e)           For purposes of subsections 4.10 and 4.11, a change in treaty, law, rule or regulation shall not include the ratification or entry into force of (i) the protocol amending the income tax treaty between the Netherlands and the United States, signed October 15, 1995, and (ii) the income tax treaty between Italy and the United States, signed August 25, 1999.

(f)            If the Administrative Agent or any Lender receives a refund directly attributable to taxes for which the Borrower has made additional payments pursuant to subsection 4.10(a) or 4.11(a), the Administrative Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to the Borrower, provided, however, that the Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to the Administrative Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

(g)           The obligations of a Lender or Participant under this subsection 4.13 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

4.14.        Controls on Prepayment if Aggregate Outstanding Revolving Credit Exceeds Aggregate Revolving Credit Commitments.    (a)   The Borrower will implement and maintain internal controls to monitor the borrowings and repayments of Loans by the Borrower and the issuance of and drawings under Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in the Aggregate Outstanding Revolving Credit with respect to all of the Revolving Credit Lenders being in excess of the aggregate Revolving Credit Commitments then in effect and of promptly identifying any circumstance where, by reason of changes in exchange rates, the Aggregate Outstanding Revolving Credit with respect to all of the Revolving Credit Lenders exceeds the aggregate Revolving Credit Commitments then in effect. In the event that at any time the Borrower determines that the Aggregate Outstanding Revolving Credit with respect to all of the Revolving Credit  Lenders exceeds the aggregate Revolving Credit Commitments then in effect by more than 3%, the Borrower will, as soon as practicable but in any event within three Business Days of making such determination, first, make such repayments or prepayments of Loans (together with interest accrued to the date of such repayment or prepayment), second, pay any Reimbursement Obligations then outstanding and, third, cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent, as shall be necessary to cause the Aggregate Outstanding Revolving Credit with respect to all of the Revolving Credit Lenders to no longer exceed the aggregate Revolving Credit Commitments then in effect. If any such repayment or prepayment of a Eurodollar Loan pursuant to this subsection occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Revolving Credit Lenders such amounts, if any, as may be required pursuant to subsection 4.12.

(b)           In the event that on any date the Administrative Agent calculates that the Aggregate Outstanding Revolving Credit with respect to all of the Revolving Credit Lenders exceeds the aggregate Revolving Credit Commitments then in effect by more than 3%, the Administrative Agent will give notice to such effect to the Borrower and the Lenders. Following receipt of any such notice, the Borrower will, as soon as practicable but in any event within three Business Days of receipt of such notice, first, make such repayments or prepayments of Loans (together with interest accrued to the date of such repayment or prepayment), second, pay any Reimbursement Obligations then outstanding and, third, cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent as shall be necessary to cause the Aggregate Outstanding Revolving Credit with respect to all of the Revolving Credit Lenders to no longer exceed the aggregate Revolving Credit Commitments then in effect. If any such repayment or prepayment of a Eurodollar Loan pursuant to this subsection occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Revolving Credit Lenders such amounts, if any, as may be required pursuant to subsection 4.12.

SECTION 5.   REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the Closing Date and on each Borrowing Date thereafter, each Loan Party hereby represents and warrants, on the Closing Date, and on every Borrowing Date thereafter, to the Administrative Agent and each Lender that:

5.1.          Financial Condition.   (a)  The audited consolidated balance sheets of each of Holding and the Borrower as of December 31, 2004, December 31, 2005 and December 31, 2006 and the audited consolidated statements of income and cash flows of each of Holding and the Borrower for the fiscal years ended on such dates, reported on by and accompanied by unqualified reports from, in the years ending December 31, 2004 and December 31, 2005, PricewaterhouseCoopers LLP, and in the year ending December 31, 2006, Ernst &  Young LLP, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended, of Holding and its consolidated Subsidiaries and of the Borrower and its consolidated Subsidiaries, as applicable. The unaudited consolidated balance sheet of each of Holding the Borrower as at September 30, 2007, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the nine-month period then ended, of Holding and its consolidated Subsidiaries and of the Borrower and its consolidated Subsidiaries, as applicable (subject to the omission of notes and to normal year-end audit and other adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of the Borrower or Holding, as applicable, and disclosed in any such schedules and notes, and subject to the omission of notes from such unaudited financial statements). Except as has been disclosed in writing to the Lenders on or prior to the Closing Date, during the period from December 31, 2006 to and including the Closing Date, there has been no sale, transfer or other disposition by Holding or its Subsidiaries of any material part of the business or property of Holding and its consolidated Subsidiaries, taken as a whole, or of the Borrower and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Holding and its consolidated Subsidiaries, taken as a whole, or of the Borrower and its consolidated Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto.

(b)           The pro forma balance sheet of the Borrower and its consolidated Subsidiaries (the “Pro Forma Balance Sheet”), a copy of which has heretofore been furnished to each Lender, is the balance sheet of the Borrower and its consolidated Subsidiaries as of September 30, 2007, adjusted to give effect (as if such events had occurred on such date) to (i) the making of the Extensions of Credit to be made on the Closing Date and the application of the proceeds thereof as contemplated hereby, and (ii) the payment/credit of actual or estimated fees, expenses, financing costs and tax payments/credits related to the transactions contemplated hereby and thereby. The Pro Forma Balance Sheet was prepared in accordance with Article 11 (Pro Forma Financial Information) of Regulation S-X under the Securities Act.

5.2.          No Change.   Since December 31, 2006, except as and to the extent disclosed on Schedule 5.2, (a) there has been no development or event relating to or affecting any Loan Party which has had or would be reasonably expected to have a Material Adverse Effect (after giving effect to the transactions described in clauses (i) and (ii) of subsection 5.1(b)), other than (i) changes effected by the Reorganization Plan, (ii) any events leading up to the filing of the Cases disclosed in the Borrower’s public filings made prior to the date hereof, and (iii) those events which customarily occur following the commencement of a  proceeding under Chapter 11 of the Bankruptcy Code and other events ancillary thereto, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower, nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by Holding or the Borrower or any of their respective Subsidiaries.

5.3.          Corporate Existence; Compliance with Law.  Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, as applicable), is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.4.          Corporate Power; Authorization; Enforceable Obligations.   Upon entry by the Bankruptcy Court of the Interim Order (or Final Order, as applicable), each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain Extensions of Credit hereunder, and each such Person has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the Extensions of Credit to it, if any, on the terms and conditions of this Agreement, any Notes and the Applications. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of each the Borrower, with the Extensions of Credit to it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made prior to the Closing Date, (b) filings pursuant to the

Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of Accounts and contracts of the Borrower and its Subsidiaries, the obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (c) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. Upon entry by the Bankruptcy Court of the Interim Order (or Final Order, as applicable), this Agreement has been duly executed and delivered by the Borrower, and  each other Loan Document to which any Loan Party is a party has been or will be duly executed and delivered on behalf of such Person. Upon entry by the Bankruptcy Court of the Interim Order (or Final Order, as applicable), this Agreement constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms and the Interim Order (or the Final Order, as applicable), and upon entry by the Bankruptcy Court of the Interim Order (or Final Order, as applicable), each other Loan Document to which any Loan Party is a party as executed and delivered does constitute, or when executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Person in accordance with its terms and the Interim Order (or the Final Order, as applicable).

5.5.          No Legal Bar.   The execution, delivery and performance of the Loan Documents by any Loan Party, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of any Loan Party entered into on or after the Petition Date in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens permitted by subsection 8.3) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

5.6.          No Material Litigation.   Other than disclosed on Schedule 5.6 hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower or Holding, threatened by or against any Loan Party or against any of their respective properties or revenues, (a) which is so pending or threatened at any time on or prior to the Closing Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

5.7.          No Default.    Neither Holding nor any of its Subsidiaries is in violation of any Requirement of Law or is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect, other than contractual defaults that arose as a result of the commencement of the Cases. No Default or Event of Default has occurred and is continuing.

5.8.          Ownership of Property; Liens.    (a)  Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property (excluding any residential real estate acquired by CRS Holding, SIRVA Global Relocation, Inc. and ERC as part of any of their Employee Relocation Business (“Residential Properties”)), and good title to, or a valid leasehold interest in, all its other material property (excluding Residential Properties), and none of such property is subject to any Lien, except for Permitted Liens. Other than Residential Properties, the properties listed on Part I of  Schedule 5.8 constitute all the material United States real properties owned in fee by the Borrower and its Subsidiaries as of the Closing Date and the properties listed on Part II of

Schedule 5.8 constitute all of the material United States real properties leased by the Borrower and its Subsidiaries as of the Closing Date.

(b)           There are no Liens of any nature whatsoever on any assets of any Loan Party other than: (i) Liens (A) in favor of the Prepetition Secured Parties pursuant to, or in connection with, the Prepetition Credit Facility and (B) granted pursuant to the Orders and this Agreement; (ii) other Liens in existence on the Petition Date as reflected on Schedule 8.3(j); and (iii) other Permitted Liens. Schedule 8.3(j) hereto is a complete and correct list of all Liens in existence as of the Closing Date; no other Liens, to the knowledge of the Borrower or Holding, have been granted by any Loan Party securing Indebtedness or other obligations of any Person (other than the Liens securing the Prepetition Credit Facility Obligations) and covering any property of any Loan Party such that the principal amount of all Indebtedness and other obligations secured by such Liens exceeds $500,000. The aggregate Indebtedness or other obligations secured (or that may be secured) by each such Lien is correctly described in Schedule 8.2(d). No Loan Party is party to any contract, agreement, lease or instrument entered into after the Petition Date the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of such Loan Party in violation of this Agreement.

5.9.          Intellectual Property.  Each of the Borrower and each of its Subsidiaries owns, or has the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how, and processes necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and, to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

5.10.        Taxes.  To the knowledge of the Borrower or Holding, each of the Borrower, each of its Subsidiaries and each other Loan Party has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a  Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower, its Subsidiaries or such other Loan Party, as the case may be); and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge.

5.11.        Federal Regulations.  No part of the proceeds of any Extensions of Credit will be used for any purpose which violates the provisions of the Regulations of the Board,

including without limitation, Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U.

5.12.        ERISA.  None of the following events or conditions have occurred, except as, either individually or in the aggregate, would not have and are not reasonably likely to result in a Material Adverse Effect:  (a) a Reportable Event; (b) an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA); (c) any noncompliance with the applicable provisions of ERISA or the Code; (d) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (e) a Lien on the property of the Borrower, its Subsidiaries or any other Loan Party in favor of the PBGC or a Plan; (f) any Underfunding with respect to any Single Employer Plan; (g) a complete or partial withdrawal from any Multiemployer Plan by Holding, the Borrower or any Commonly Controlled Entity; (h) any liability of the Borrower or any Commonly Controlled Entity under ERISA if Holding, the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (i) the Reorganization or Insolvency of any Multiemployer Plan; and (j) any transaction that resulted or could reasonably be expected to result in any liability to the Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA.

5.13.        Investment Company Act; Other Regulations.  Neither the Borrower nor Holding is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.

5.14.        Subsidiaries.   Schedule 5.15 sets forth all the Subsidiaries of Holding at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of Holding therein.

5.15.        Environmental Matters.   Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a)           The Borrower and its Subsidiaries:  (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) have no reasonable basis to believe that:  (x) any of their Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; (y) any additional Environmental Permits that may be required of any of them will not be, or will entail material expense to be, timely granted or complied with; or (z) that compliance with any Environmental Law that is applicable to any of them will not be, or will entail material expense to be, timely attained and maintained.

(b)   Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or at any other location, which would reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law, or (ii) interfere with the planned or continued operations of the Borrower or any of its Subsidiaries, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

(c)   There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

(d)   Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information with respect to releases or threatened releases or any Materials of Environmental Concern.

(e)   Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

(f)    Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or, to its knowledge, operation of law, any known or suspected liabilities of any kind, fixed or contingent, as a result of any violation or breach of applicable Environmental Law or with respect to any contamination by any Materials of Environmental Concern.

5.16.        No Material Misstatements.  The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of Holding, the Borrower, or any other Loan Party to the Administrative Agent, the Lenders or the Bankruptcy Court in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Closing Date any material misstatement of fact and did not omit to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Borrower and its Subsidiaries taken as a whole, or of Holding and its Subsidiaries taken as a whole.  It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and  statements were based on the good faith assumptions of the management of the Borrower and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

5.17.        Labor Matters.  There are no strikes pending or, to the knowledge of the Borrower, reasonably expected to be commenced against the Borrower or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The hours worked and payments made to employees of the Borrower and each of its Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect.

5.18.        The Orders.  As of the date of the making of any Extension of Credit hereunder, the Interim Order or the Final Order, as applicable, has been entered and has not been stayed, amended, vacated, reversed, rescinded or otherwise modified in any respect (except in accordance with the terms hereof).

5.19.        Use of Proceeds.   The proceeds of the Loans and the Letters of Credit shall be used (a) for working capital and other general corporate purposes of the Loan Parties (including without limitation, “Chapter 11 expenses” (or “administrative costs reflecting Chapter 11 expenses”)), (b) to make the adequate protection payments to, or for the benefit of, the Prepetition Secured Parties, in accordance with subsection 2.8 and the Interim Order (or the Final Order, as applicable) and (c) on the Closing Date, or as soon as possible thereafter, to repay in full the 2008 Revolving Loans, the 2008 Swingline Loans, the 2008 Reimbursement Obligations and the New Term Loans under (and as defined in) the Prepetition Credit Facility (including without limitation, all accrued interest, fees, prepayment fees, and expenses with respect thereto).

SECTION 6.   CONDITIONS PRECEDENT

6.1.          Conditions to Initial Extension of Credit.  This Agreement, including, without limitation, the agreement of each Lender to make the initial Extension of Credit requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

(a)           Loan Documents.  The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower and each of the Guarantors, with a copy for each Lender.

(b)           Capitalization and Structure of Holding and its Subsidiaries.  The Administrative Agent shall have received a true, complete and accurate organizational chart of Holding and its Subsidiaries.

(c)           Consents, Licenses and Approvals.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that all consents,

authorizations, notices and filings referred to in Schedule 5.4 are in full force and effect or have the status described therein, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it.

(d)           Lien Searches.  The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which have been filed with respect to personal property of the Loan Parties in any of the jurisdictions set forth in Schedule 6.1(d), and the results of such search shall not reveal any Liens other than Permitted Liens.

(e)           Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions:

(i)          the executed legal opinion of Kirkland & Ellis LLP, special counsel to each of the Borrower and the other Loan Parties, substantially in the form of Exhibit D-1; and

(ii)         the executed legal opinion of Eryk J. Spytek, counsel to each of the Borrower and the other Loan Parties, substantially in the form of Exhibit D-2.

(f)            Closing Certificate.  The Administrative Agent shall have received a certificate from each Loan Party, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions and attachments.

(g)           Fees.  The Administrative Agent and the Lenders shall have received all fees and expenses required to be paid or delivered by the Borrower to them on or prior to the Closing Date, including, without limitation, the fees referred to in subsection 4.5.

(h)           Borrowing Certificate.  The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower.

(i)            Corporate Proceedings.  The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors of each Loan Party authorizing, as applicable, (i) the commencement of the Cases, the execution, delivery and performance of this Agreement, any Notes and the other Loan Documents to which it is or will be a party as of the Closing Date and(ii) the Extensions of Credit to such Loan Party (if any) contemplated hereunder, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

(j)            Incumbency Certificates.  The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.

(k)           Governing Documents.  The Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party, as applicable.

(l)            No Material Adverse Effect.  Since December 31, 2006, there shall not have occurred a Material Adverse Effect (other than events leading up to and resulting from the filing of the Cases).

(m)          No Material Litigation.  Other than as listed on Schedule 5.6, no litigation, proceeding, investigation, injunction or restraining order shall be pending, entered or threatened that would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby.

(n)           Interim Order.  At the time of the making of the initial Extension of Credit, and in any event no later than five days after the Petition Date, the Administrative Agent shall have received a copy of the Interim Order approving the Loan Documents and granting the Superpriority Claim status and Liens described in subsections 2.8 and 2.9 and finding that the Lenders are extending credit to the Borrower in good faith within the meaning of Section 364(e) of the Bankruptcy Code, which Interim Order shall (i) have been entered with the consent or non-objection of a majority (as determined by the Administrative Agent) of the lending institutions party to the Prepetition Credit Facility and on such prior notice to such parties (including without limitation, the Prepetition Secured Parties) as may be reasonably satisfactory to the Administrative Agent, (ii) be in form and substance reasonably satisfactory to the Administrative Agent, (iii) authorize extensions of credit in amounts not in excess of $100,000,000 (iv) authorize the use of Cash Collateral under the Prepetition Credit Facility and provide for adequate protection in favor of the Prepetition Secured Parties as set forth in subsection 2.8(c), (v) contain customary provisions regarding challenges to the prepetition claims and liens of the Prepetition Secured Parties, Section 506(c) of the Bankruptcy Code and other matters, (vi) approve the payment by the Borrower of all Fees, (vii) approve repayment in full of the 2008 Revolving Loans, the 2008 Swingline Loans, the 2008 Reimbursement Obligations and the New Term Loans under the Prepetition Credit Facility, (viii) be in full force and effect and (ix) not have been stayed, reversed, vacated, rescinded, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, none of the making of such Extension of Credit, the grant of Liens and Superpriority Claims pursuant to subsection 2.8 or 2.9 or the performance by the Loan Parties of any of their respective obligations hereunder or under the other Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

(o)           First Day Motion/Orders.  All motions and orders submitted to the Bankruptcy Court on or about the Petition Date shall be in form and substance reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall be reasonably satisfied with any Cash Collateral arrangements applicable to any material pre-Petition Date secured obligations of the Loan Parties.

(p)           Projections/Budget.  The Borrower shall have delivered to the Administrative Agent and the Lenders (i) a detailed consolidated budget for the nine-month period ending September 30, 2008 (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such nine-month period, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), and (ii) the Budget in form and substance reasonably satisfactory to the Administrative Agent which, in each case, shall be accompanied by a certificate of a Responsible Officer stating that such Projections or Budget, as applicable, are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made and that such Responsible Officer has not had reason to believe that such Projections or Budget, as applicable, in light of such assumptions are incorrect or misleading in any material respect.

(q)           Chief Restructuring Officer.  The Borrower shall have designated a Chief Restructuring Officer acceptable to the Administrative Agent and the Lenders to implement the restructuring pursuant to the Reorganization Plan.

(r)            Filing of Reorganization Plan and Disclosure Statement.  (i) The Reorganization Plan and the Disclosure Statement shall have been filed with the Bankruptcy Court at the time of the commencement of the Cases, (ii) the Administrative Agent shall be satisfied that all holders of claims or interests against the Borrower and Holding entitled to vote on the Reorganization Plan shall have received a copy of the Reorganization Plan and Disclosure Statement and (iii) the Borrower and Holding shall have received sufficient votes from such holders of claims and interests to enable the Reorganization Plan to be confirmed pursuant to Section 1129 of the Bankruptcy Code.  The Reorganization Plan shall have been accepted by the class consisting of lenders under the Prepetition Credit Facility.

(s)           Continuation of Relocation SPV Financings and Cash Management. Holding and its Subsidiaries, as applicable, shall have made arrangements satisfactory to the Administrative Agent (i) that the Securitization (as the same may have been modified prior to the Petition Date) or the Alternative Financing shall be in effect and (ii) for the operation of the Loan Parties cash management system with the Cash Management Banks (or replacement institutions) through the Cases and following the Effective Date.

The making of the initial Extensions of Credit by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 6.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

6.2.          Conditions to Each Other Extension of Credit.  The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including,

without limitation, the initial Extension of Credit) is subject to the satisfaction or waiver of the following conditions precedent:

(a)           Representations and Warranties.  Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document, shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

(b)           No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

(c)           Letter of Credit Application.  With respect to the issuance of any Letter of Credit, the Issuing Lender shall have received an Application, completed to its satisfaction, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request.

(d)           Bankruptcy Court Approval.  The Interim Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect; provided that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letters of Credit outstanding, would exceed the amount authorized by the Interim Order (collectively, the “Additional Credit”), the Administrative Agent and each of the Lenders shall have received a certified copy of the Final Order which, in any event, shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent, the Required Lenders and the Prepetition Credit Facility Agent; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, none of the making of such Extensions of Credit, the grant of Liens and Superpriority Claims pursuant to subsection 2.8 or 2.9 or the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing or such issuance that the conditions contained in this subsection 6.2 have been satisfied.

SECTION 7.
AFFIRMATIVE COVENANTS

Each Loan Party hereby agrees that, from and after the Closing Date and so long as the Revolving Credit Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit, such Loan Party shall and (except in the case of delivery of financial information, reports and notices) the Borrower shall cause each of its Subsidiaries to:

7.1.          Financial Statements.  Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)           as soon as available, but in any event not later than the 90th day following the end of each fiscal year of Holding ending on or after December 31, 2007, a copy of the audited consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for and as of the end of the previous year, reported on by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent (it being agreed that the furnishing of Holding’s Annual Report on Form 10-K for such year, as filed with the Securities and Exchange Commission, will satisfy the Borrower’s obligation under this subsection 7.1(a) with respect to such year);

(b)           as soon as available, but in any event not later than the 45th day following the end of each of the first three quarterly periods of each fiscal year of Holding, the unaudited consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows of Holding and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of Holding as being fairly stated in all material respects (subject to normal year end audit, the absence of footnotes, and other adjustments) (it being agreed that the furnishing of Holding’s Quarterly Report on Form 10-Q for such quarter, as filed with the Securities and Exchange Commission, will satisfy the Borrower’s obligations under this subsection 7.1(b) with respect to such quarter);

(c)           as soon as available, but in any event not later than the 90th day following the end of each fiscal year of the Borrower ending on or after December 31, 2007, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for and as of the end of the previous year, reported on by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent; and

(d)           as soon as available, but in any event not later than the 45th day following the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year end audit, the absence of footnotes, and other adjustments);

all such financial statements delivered pursuant to subsection 7.1(a), (b), (c) or (d) to be (and, in the case of financial statements delivered pursuant to subsection 7.1(d) shall be certified by a Responsible Officer of the Borrower as being) complete and correct in all material respects in conformity with GAAP and to be (and, in the case of financial statements delivered pursuant to subsection 7.1(d) shall be certified by a Responsible Officer of the Borrower as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of the financial statements delivered pursuant to subsection 7.1(b) or (d), for the absence of certain notes).

7.2.          Certificates; Other Information.  Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a)   concurrently with the delivery of the financial statements referred to in subsection 7.1(c), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate;

(b)   concurrently with the delivery of the financial statements referred to in subsections 7.1(c), 7.1(d) and 7.2(d), a certificate signed by a Responsible Officer of the Borrower, (i) stating that, to the best of each such Responsible Officer’s knowledge, each of the Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate, and (ii) when tested setting forth the calculations required to determine (A) compliance with the covenant set forth in subsection 8.1 (in the case of a certificate furnished with the financial statements referred to in subsections 7.1(c) and (d)) and (B) compliance with the covenant set forth in subsection 8.8 (in the case of a certificate furnished with the financial statements referred to in subsection 7.1(c));

(c)   promptly, such additional financial and other information as any Lender may from time to time reasonably request;

(d)   not later than 30 days after the end of each fiscal month which is not also at the end of a fiscal quarter, the unaudited consolidated balance sheet and the unaudited consolidated statement of income and of cash flows of each of the Borrower and its consolidated Subsidiaries and Holding and its consolidated Subsidiaries for such fiscal month, together with a comparison to the Budget for the period through the end of such month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal month-end, quarter-end and year-end audit adjustments and the absence of footnotes); and

(e)   as soon as available, but in any event by the Wednesday of each week, a forecast for the succeeding 13-week period of the projected consolidated cash flows of the Loan Parties, taken as a whole; and

(f)    to the Administrative Agent and counsel to the Administrative Agent, at least one day prior to such filing or distribution, copies of all pleadings, motions, applications, judicial information, financial information and other documents to be filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court or the United States Trustee in the Cases, or to be distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases (other than (a) pleadings, motions applications or other filings which would reasonably expected to be immaterial to the Administrative Agent and the Lenders or (b) emergency pleadings, motions or other filings where, despite such Debtor’s best efforts, such one-day notice is impracticable).

7.3.          Payment of Obligations.  Except in accordance with the Bankruptcy Code or by an applicable order of the Bankruptcy Court, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, (a) all its material obligations of whatever nature that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Cases, except, so long as no material property (other than money for such obligation and the interest or penalty accruing thereon) of any Loan Party is in danger of being lost or forfeited as a result thereof, no such obligation need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Loan Parties and (b) all obligations arising prepetition required to be paid postpetition but prior to confirmation of the Reorganization Plan by order of the Bankruptcy Court that has been entered with the consent of (or non-objection by) the Administrative Agent.

7.4.          Conduct of Business and Maintenance of Existence.  Continue to engage in business of the same general type as conducted by the Borrower, its Subsidiaries and the other Loan Parties, as applicable, on the Closing Date, taken as a whole, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower, its Subsidiaries and the other Loan Parties, taken as a whole, except as otherwise expressly permitted pursuant to subsection 8.5, provided that the Borrower, its Subsidiaries and the other Loan Parties shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and, subject to the effect of the Cases, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.5.          Maintenance of Property; Insurance.  Keep all property useful and necessary in the business of the Borrower, its Subsidiaries and the other Loan Parties, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Borrower, its Subsidiaries and the other Loan Parties, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried, together with certificates of insurance and other evidence of such insurance, if any, naming the Administrative Agent as an additional insured and/or loss payee.

7.6.          Inspection of Property; Books and Records; Discussions.  (a)  Keep proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower, its Subsidiaries and the other Loan Parties with officers and employees of the Borrower, its Subsidiaries and the other Loan Parties and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired.

(b)           If a Default or Event of Default shall have occurred and be continuing, the Borrower shall reimburse the Administrative Agent for any reasonable fees and expenses of third parties incurred in connection with any appraisal of the Borrower’s or any of its Subsidiaries’ real property reasonably requested in writing by the Required Lenders.

7.7.          Notices.  Promptly give notice to the Administrative Agent and each Lender of:

(a)   as soon as possible after a Responsible Officer of the Borrower or Holding knows or reasonably should know thereof, the occurrence of any Default or Event of Default;

(b)   as soon as possible after a Responsible Officer of the Borrower or Holding knows or reasonably should know thereof, any (i) default or event of default under any post-Petition Date Contractual Obligation of the Borrower, any of its Subsidiaries or any other Loan Party, other than as previously disclosed in writing to the Lenders, or (ii) post-Petition Date litigation, investigation or proceeding which may exist at any time between the Borrower, any of its Subsidiaries or any other Loan Party and any Governmental

Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c)   as soon as possible after a Responsible Officer of the Borrower or Holding knows or reasonably should know thereof, any litigation or proceeding affecting the Borrower, any of its Subsidiaries or any other Loan Party in which the amount involved (not covered by insurance) is $500,000 or more or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

(d)   the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower knows or reasonably should know thereof:  (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan (other than a Reportable Event described in Section 4043(c)(9) of ERISA), a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Borrower, any of its Subsidiaries or any other Loan Party in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; (ii) the existence of an Underfunding under a Single Employer Plan that exceeds 10% of the value of the assets of such Single Employer Plan, determined as of the most recent annual valuation date of such Single Employer Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan as of such date; (iii) the institution of proceedings or the taking of any other formal action by the PBGC, the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or (iv) the occurrence or expected occurrence of any event or condition under which the Borrower or any Commonly Controlled Entity has incurred or could incur any liability under Section 4069 or 4212(c) of ERISA, provided that no such notice will be required under clause (i) through (iv) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) through (iv) above, could reasonably be expected to result in liability to the Borrower or its Subsidiaries in amount that would exceed $5,000,000;

(e)   promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any Commonly Controlled Entity may request with respect to any Multiemployer Plan; provided, that if the Loan Parties or any of their Commonly Controlled Entities have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or their Commonly Controlled Entities shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices promptly after receipt thereof;

(f)    as soon as possible after a Responsible Officer of the Borrower or Holding knows or reasonably should know thereof, any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, or Holding and its Subsidiaries taken as a whole; and

(g)   as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, and except in each case as would not reasonably be expected to result in a Material Adverse Effect, (i) any release or discharge by the Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority; (ii) any condition, circumstance, occurrence or event that would result in liability pursuant to applicable Environmental Laws or would result in the imposition of any lien or other restriction on the title, ownership or transferability of any properties owned, leased or operated by the Borrower or any of its Subsidiaries; (iii) any proposed action to be taken by the Borrower or any of its Subsidiaries that would reasonably be expected to subject the Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under any applicable Environmental Law; (iv) any Governmental Authority has notified the Borrower or any of its Subsidiaries that any such Person is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act or any comparable law for the cleanup of Materials of Environmental Concern at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries; (v) any Governmental Authority has notified the Borrower or any of its Subsidiaries that it will revoke any permit pursuant to any Environmental Law held by the Borrower or any of its Subsidiaries, or deny or refuse to renew any such permit sought by the Borrower or any of its Subsidiaries; or (vi) any Governmental Authority has notified the Borrower or any of its Subsidiaries that any property owned, leased, or operated by the Borrower or any of its Subsidiaries is being listed on, or proposed for listing on, the National Priorities List (NPL) or the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) maintained by the U.S. Environmental Protection Agency, or on any similar list maintained by any Governmental Authority.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Loan Party, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Loan Party, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

7.8.          Environmental Laws.  (a)  (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Borrower or its Subsidiaries.  For purposes of this subsection 7.8(a), noncompliance shall be deemed not to constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Borrower and any such affected Subsidiary shall in a timely fashion undertake reasonable efforts, if any, to achieve substantial compliance, and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(b)           Promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and as to which appropriate reserves have been established in accordance with GAAP, and, if the effectiveness of such order or directive has not been stayed, the pendency of such appeal or other appropriate contest does not give rise to a Material Adverse Effect.

7.9.          Tax Shelter Regulations.  None of the Borrower or the Lenders intends to treat the transactions completed hereby as being a “reportable transaction” (within the meaning of Treasury Regulation section 1.6011-4), unless otherwise required by law, and if any Lender determines to take any action inconsistent with such intention, it will promptly notify the Borrower thereof, and if the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.  Each Lender acknowledges that the Borrower may, and the Borrower acknowledges that the Administrative Agent or one or more of the Lenders may, treat the transactions completed hereby as being subject to Treasury Regulation section 1.6011-4 or section 301.6112-1, and the Administrative Agent, such Lender or Lenders and the Borrower may file such IRS forms or maintain such lists and other records as they may determine are required by such Treasury Regulations.

SECTION 8.   NEGATIVE COVENANTS

Each Loan Party hereby agrees that, from and after the Closing Date and so long as the Revolving Credit Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit, the Borrower shall not, and shall not permit any of its Subsidiaries to, and, with respect to subsection 8.9(f)(i) and subsections 8.18 through 8.22, such Loan Party shall not, directly or indirectly:

8.1.          Minimum EBITDA.  Permit, for any calendar month, commencing with the month ending May 31, 2008, EBITDA for such month to be less than $5,500,000.

8.2.          Limitation on Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:

(a)   Indebtedness of the Borrower under this Agreement and under any Notes;

(b)   Indebtedness of the Borrower to any of its Subsidiaries and of any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower, provided that Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in subsection 8.9(f)(i);

(c)   Indebtedness of the Borrower and its Subsidiaries under Permitted Hedging Arrangements, including but not limited to Indebtedness of the Borrower under Interest Rate Protection Agreements relating to Indebtedness of the Borrower under this Agreement;

(d)   other Indebtedness outstanding or incurred under facilities in existence on the Petition Date and listed on Schedule 8.2(d);

(e)   to the extent that any Guarantee Obligation permitted under subsection 8.4 constitutes Indebtedness, such Indebtedness;

(f)    Indebtedness of the Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

(g)   Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(h)   Indebtedness of any Foreign Subsidiary of the Borrower fully supported on the date of the incurrence thereof by a Foreign Backstop Letter of Credit, provided that such Foreign Backstop Letter of Credit shall be subject to the limitations set forth in subsection 8.9(f)(i); and

(i)    Indebtedness of CRS Holding, SRHL, any of their respective Subsidiaries or any other Subsidiary of the Borrower primarily engaged in the Employee Relocation Business incurred in connection with financing the acquisition of residential real property, fixtures or related assets by CRS Holdings, SRHL, any of their respective Subsidiaries or any other Subsidiary of the Borrower primarily engaged in the Employee Relocation Business in the ordinary course of business in connection with the provision of relocation services, not exceeding $3,500,000 in aggregate principal amount at any time outstanding, provided that such Indebtedness finances expenses of the Employee Relocation Business that are, directly or indirectly, subject to reimbursement, indemnification, guarantee or other support (including by the charging of fees or other compensation at reasonable rates determined by the applicable Subsidiary in good faith) by or from the customers receiving such relocation services;

(j)            Indebtedness of the Borrower and any of its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Financing Leases, in an aggregate principal amount not exceeding in the aggregate (i) as to the Borrower and its Domestic Subsidiaries $1,000,000 at any time outstanding, (ii) as to the Foreign Subsidiaries of the Borrower located in the United Kingdom, $4,000,000 at any time outstanding and (iii) as to the Foreign Subsidiaries of the Borrower in Asia, $1,000,000 at any time outstanding; provided that such Indebtedness is incurred substantially simultaneously with such acquisition or within six months after such acquisition or in connection with a refinancing thereof; and any refinancing, refunding, renewal or extension of any such Indebtedness, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension and provided that any such Indebtedness described in clauses (ii) and (iii) of this subsection 8.2(j) shall be non-recourse to or guaranteed by a Loan Party;

(k)           additional Indebtedness of the Borrower or any Subsidiary of the Borrower not exceeding $500,000 as to the Borrower and its Subsidiaries in aggregate principal amount at any one time outstanding; and

(l)            unsecured Indebtedness of the Borrower or any Subsidiary of the Borrower owing to Holding.

For purposes of determining compliance with clauses (d), (h), (i), and (j) of this subsection 8.2, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term debt) or committed (in respect of revolving debt) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term debt) or committed (in respect of revolving debt) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term debt) or committed (in respect of revolving debt).

8.3.          Limitation on Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)   Liens for taxes, assessments and similar charges (including liens which arise under ERISA) not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)   carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

(c)   Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;

(d)   pledges, deposits or other Liens in connection with workers’ compensation, unemployment insurance, other social security benefits or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(e)   Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(f)    Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)   zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(h)   Liens securing or consisting of any extension, renewal, refunding or refinancing of any such Indebtedness provided that (x) such Liens shall be created no later than the date of such acquisition or the date of the incurrence or assumption of such Indebtedness or the date of such extension, renewal, refunding or refinancing and (y) such Liens securing such Indebtedness is limited to the property financed thereby and, in the case of any such extension, renewal, refunding or refinancing, is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Indebtedness that is extended, renewed, refunded or refinanced (including any after-arising property that would have been secured pursuant to the terms of such Indebtedness);

(i)    Liens on cash held with a Cash Management Bank to secure cash management obligations owing to such Cash Management Bank, so long as such Liens are limited to such cash;

(j)    Liens securing Indebtedness or other obligations of any Person (other than the Liens securing the Prepetition Credit Facility Obligations) and covering any property of any Loan Party, not to exceed in the aggregate $500,000;

(k)   Liens in existence on the Petition Date and listed in Schedule 8.3(j) and other Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(d), provided that (i) such Lien is limited to all or part of the properties or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) secured thereby on the Closing Date (including any after-arising property that would have been secured under the written agreement under which the original Lien arose), and in the case of any extension, renewal, refunding or refinancing of the Indebtedness secured thereby, such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Indebtedness that is extended, renewed, refunded or refinanced (including any after-arising property that would have been secured pursuant to the terms of such Indebtedness) and (ii) the amount of Indebtedness secured thereby is not increased except as permitted by subsection 8.2(d);

(l)    Liens securing Guarantee Obligations permitted under subsection 8.4(d) not exceeding (as to the Borrower and all its Subsidiaries) $1,000,000 in aggregate amount at any time outstanding;

(m)  Liens on Intellectual Property and foreign patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of licenses to use such Intellectual Property and foreign patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Borrower and its Subsidiaries;

(n)   Liens on equipment in favor of lessees or conditional purchasers of such equipment leased on a Financing Lease basis or sold on a conditional basis by the Borrower or any of its Subsidiaries to Local Agents or Owner/Operators in the ordinary course of business of the Borrower and its Subsidiaries;

(o)   any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Borrower or any of its Subsidiaries to comply with subsection 8.14(b);

(p)   Liens on property of any Foreign Subsidiary of the Borrower securing Indebtedness of any Foreign Subsidiary of the Borrower permitted by subsection 8.2;

(q)   Liens on assets or properties of any Insurance Subsidiary arising by operation of applicable insurance law or required to be imposed thereunder in the ordinary course of such Subsidiary’s insurance business;

(r)    Liens on residential real property, fixtures and related assets acquired as contemplated by subsection 8.2(i), securing Indebtedness permitted by subsection 8.2(i);

(s)   Liens in favor of the Prepetition Secured Parties as adequate protection granted pursuant to the Interim Order (or the Final Order, as applicable), which Liens are junior to the Liens contemplated hereby in favor of the Administrative Agent and the Lenders, it being understood that the Interim Order (or the Final Order, as applicable) will provide that the holder of such junior Liens shall not be permitted to take any action to enforce their rights with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall be in effect; and

(t)    Liens in connection with the Indebtedness pursuant to Section 8.2(j), in each case related to the assets financed thereby;

8.4.          Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

(a)   Guarantee Obligations in existence on the Closing Date and listed in Schedule 8.4(a), and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal except to the extent that the amount of

Indebtedness in respect of such Guarantee Obligations is permitted to be increased by subsection 8.2(d);

(b)   Guarantee Obligations for performance, appeal, judgment, replevin and similar bonds, or suretyship arrangements, all in the ordinary course of business;

(c)   Guarantee Obligations in respect of indemnification and contribution agreements expressly permitted by subsection 8.11(iv) or similar agreements by the Borrower;

(d)   Guarantee Obligations in respect of third-party loans and advances to officers or employees of Holding, the Borrower or any of their respective Subsidiaries (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business or (iii) for any other purpose and, in the case of this clause (iii), in an aggregate principal amount (as to Holding and all its Subsidiaries) of up to $1,000,000 outstanding at any time;

(e)   obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;

(f)    obligations of the Borrower and its Subsidiaries under Permitted Hedging Arrangements, including obligations of the Borrower under any Interest Rate Protection Agreements relating to Indebtedness of the Borrower under this Agreement,

(g)   guarantees made by the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement, provided that guarantees by any Loan Party of obligations of any Subsidiary that is not a Loan Party shall be subject to the limitations set forth in subsection 8.9(f)(i);

(h)   Guarantee Obligations in connection with sales or other dispositions permitted under subsection 8.6, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

(i)    accommodation guarantees for the benefit of trade creditors of the Borrower or any of its Subsidiaries in the ordinary course of business of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted by this Agreement;

(j)    Guarantee Obligations with respect to an aggregate principal amount of up to $3,500,000 of third-party loans and advances to Local Agents and Owner/Operators, provided that such amount shall be reduced by the aggregate then outstanding principal amount of loans and Investments permitted by subsection 8.9(k);

(k)    Guarantee Obligations of the Borrower and its Subsidiaries in respect of recourse events in connection with any Relocation SPV Financing;

(l)    Guarantee Obligations incurred pursuant to the Guarantees or otherwise in respect of Indebtedness permitted by subsection 8.2(a); and

(m)  guarantees made by any Foreign Subsidiary of third party obligations under leases, provided that (i) the aggregate amount of such guarantees shall not exceed $300,000 at any one time outstanding and (ii) such guarantees shall terminate, and be of no further force or effect, on or before November 30, 2009.

8.5.          Limitation on Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a)   any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries of the Borrower shall be the continuing or surviving entity and provided further that no Domestic Subsidiary may be merged or consolidated with or into a Foreign Subsidiary unless the continuing or surviving entity is a Domestic Subsidiary);

(b)   any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any Wholly Owned Subsidiary of the Borrower; and

(c)   as expressly permitted by subsection 8.6.

8.6.          Limitation on Sale of Assets.  (a)  Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock, to any Person other than the Borrower or any Wholly Owned Subsidiary of the Borrower, except:

(i)          the sale or other Disposition of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(ii)         the sale or other Disposition of any property (including Inventory and the granting of Intellectual Property licenses) in the ordinary course of business;

(iii)        the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof, provided that, in the case of any Foreign Subsidiary of the Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary’s country of business and the aggregate amount of any such recourse shall (to the extent such recourse is required by GAAP to be included as Indebtedness on the consolidated balance sheet of Holding and its consolidated subsidiaries) be included in the determination of such Foreign Subsidiary’s Indebtedness for purposes of subsection 8.2;

(iv)        Dispositions of any assets or property by the Borrower or any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower, provided that Dispositions of assets or property by any Loan Party to any Foreign Subsidiary shall be subject to the limitations set forth in subsection 8.9(f)(i);

(v)         the abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(vi)        Dispositions permitted by subsection 8.9(j), provided that an amount equal to 100% of the Net Cash Proceeds of any such Asset Sale is applied in accordance with subsection 4.4(c);

(vii)       Dispositions of equipment, and (in the case of any Disposition by any Foreign Subsidiary) other property, to Local Agents and Owner/Operators, including sales pursuant to lease or conditional sales agreements, provided that an amount equal to 100% of the Net Cash Proceeds of any such Asset Sale is applied in accordance with subsection 4.4(c);

(viii)      the Disposition of any Subsidiary that is not a Material Subsidiary;

(ix)        licenses, subleases and other similar Dispositions in connection with any Disposition permitted by clauses (vii) and (viii) of this subsection 8.6(a); and

(x)         Dispositions by CRS Holding, SRHL, any of their respective Subsidiaries or any other Subsidiary of the Borrower engaged in the Employee Relocation Business to a Relocation SPV or SIRVA Mortgage, Inc., in each case in connection with the Employee Relocation Business, of the following, for value that is reasonable (as determined by the Borrower in good faith):  (A) any residential property, fixtures or related assets purchased in connection  with the Employee Relocation Business, (B) any notes or receivables (x) from relocating employees or customers of the Employee Relocation Business representing an advance of any portion of the purchase price for residential properties, fixtures or related assets or (y) otherwise created in the ordinary course of the Employee Relocation Business, (C) any contractual rights in respect of reimbursement or indemnification for losses upon resale of any residential properties, fixtures or related assets Disposed pursuant to clause (A) above, or (D) a portion of the fees due from customers of the Employee Relocation Business, the transfer of which shall, in the good faith determination of the Borrower, be limited in amount to the amount necessary to compensate such Relocation SPV or SIRVA Mortgage, Inc., as the case may be, for expected losses upon resales of residential properties, fixtures or related assets for which the customer has not agreed to make indemnification or reimbursement.

(b)           Convey, sell or otherwise transfer shares of Capital Stock of a Foreign Subsidiary to the Borrower or any Domestic Subsidiary of the Borrower that is not a Loan Party.

8.7.          Limitation on Loans and Dividends to Holding.  Make any advance, loan or extension or credit to Holding or declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or options, warrants or other rights to purchase common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Borrower or options, warrants or other rights to purchase common stock of the Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except that:

(a)           the Borrower and any of its Subsidiaries may make loans and advances, and the Borrower may pay cash dividends, to Holding in an aggregate amount sufficient to allow Holding to pay:

(i)          costs (including all professional fees and expenses) incurred by Holding in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Loan Documents or any other agreement or instrument relating to Indebtedness of the Borrower or any Subsidiary of the Borrower, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder;

(ii)         indemnification and reimbursement obligations of Holding owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person relating to their serving in any such capacity;

(iii)        obligations of Holding in respect of director and officer insurance (including premiums therefor); and

(iv)        professional fees and expenses and other operational expenses of Holding relating to its status, existence or operation as a public company, or to the ownership, management or operation of the business of the Borrower, any Subsidiary of the Borrower, or any Subsidiary of Holding the principal business of which relates to supporting or financing the business of the Borrower or any of its Subsidiaries.

(b)           the Borrower and any of its Subsidiaries may make loans and advances, and the Borrower may pay cash dividends, to Holding (i) in an aggregate amount sufficient to allow Holding to pay any taxes, charges or assessments required to be paid by Holding, other than those resulting from its owning stock or other equity interests of any corporation or other Person other than the Borrower or any of its Subsidiaries, and (ii) in respect of the tax liabilities and other obligations of the Borrower and its Subsidiaries due in accordance with the Tax Sharing Agreement;

(c)           the Borrower and any of its Subsidiaries may make loans and advances, and the Borrower may pay cash dividends, to Holding in an aggregate amount sufficient to allow Holding to pay all fees and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions expressly contemplated hereby and thereby; and

(d)           the Borrower and any of its Subsidiaries may make loans and advances, and the Borrower may pay cash dividends, to Holding to allow Holding to capitalize any Relocation SPV; provided that the aggregate amount of such Investments and dividends is permitted by subsection 8.9(o).

8.8.          Limitation on Capital Expenditures.  With respect to any calendar month ending on or after May 31, 2008, make or commit to make any Capital Expenditures (excluding any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations); provided that (a) the Borrower and its consolidated Subsidiaries may make Capital Expenditures in an amount not to exceed $2,500,000 for any calendar month, and (b) the unused amount of any Capital Expenditures permitted to be made pursuant to the foregoing clause (a) during any calendar month and not made during such month may be carried over and expended during the next succeeding calendar month (it being understood and agreed that Capital Expenditures made pursuant to this subsection during any calendar month shall be deemed made, first, in respect of amounts permitted for such month as provided above and, second, in respect of amounts carried over from the prior month pursuant to clause (b) above).

8.9.          Limitation on Investments, Loans and Advances.  Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in (each an “Investment”), any Person, except:

(a)           extensions of trade credit in the ordinary course of business;

(b)           Investments in Cash Equivalents;

(c)           Investments existing on the Closing Date and described in Schedule 8.9(c), setting forth the respective amounts of such Investments as of a recent date;

(d)           Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by subsection 8.6(a)(iii);

(e)           loans and advances to officers, directors or employees of Holding, the Borrower or any of their respective Subsidiaries (i) in the ordinary course of business for travel and entertainment or relocation expenses, (ii) existing on the Closing Date and described in Schedule 8.9(c), or (iii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in subsection 8.11;

(f)            (i) Investments by the Borrower in its Wholly Owned Subsidiaries and by such Subsidiaries in the Borrower and in Wholly Owned Subsidiaries of the Borrower, provided that the aggregate amount of Investments made by any Loan Party after the date hereof in any Subsidiary that is not a Loan Party shall not exceed $3,000,000 at any one time outstanding, (ii) Investments in Holding in amounts and for purposes for which dividends are permitted under subsection 8.7, provided that at no time does the aggregate amount of such Investments and relevant dividends exceed the permitted amount of such dividends and (iii) Investments by Borrower or one of its Subsidiaries in A.L. Movers Private Ltd., an Indian joint venture, in an amount not to exceed $400,000 in aggregate principal amount;

(g)           Investments by the Borrower and its Subsidiaries under Permitted Hedging Arrangements, including Investments of the Borrower under Interest Rate Protection Agreements relating to Indebtedness of the Borrower under this Agreement;

(h)           Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in subsection 8.3(c), (d) or (f);

(i)            Investments representing non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any Asset Sale;

(j)           Investments representing evidences of Indebtedness, securities or other property received from another Person by the Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Borrower or any of its Subsidiaries, provided that in the event that the aggregate expected value of such securities or other property received with respect to a Person is less than $250,000, the Borrower or such Subsidiary may dispose of such securities and other property within 180 days of the receipt thereof;

(k)           loans to Local Agents and Owner/Operators in the ordinary course of business for working capital purposes, and Investments by the Borrower and its Subsidiaries represented by any Financing Lease or conditional sale of equipment by the Borrower or any of its Subsidiaries to Local Agents or Owner/Operators, in an aggregate amount not to exceed $3,500,000 outstanding at any one time, provided that such amount shall be reduced by the aggregate principal amount of loans and advances in respect of Guarantee Obligations permitted by subsection 8.4(i);

(l)            Investments constituting, or acquired with amounts constituting, reserves or surplus maintained by any Insurance Subsidiary in accordance with any Requirement of Law in respect of obligations pursuant to insurance policies issued by such Insurance Subsidiary in the ordinary course of its insurance business;

(m)          loans and advances by the Borrower or any of its Subsidiaries to Holding expressly permitted by subsection 8.7;

(n)           loans and advances made by CRS Holding, SRHL, any of their respective Subsidiaries or any other Subsidiary of the Borrower primarily engaged in the Employee Relocation Business for the purpose of financing a portion of the purchase price for the acquisition of residential real estate, fixtures or related assets, provided that such loans and advances are made by CRS Holding, SRHL or any such Subsidiaries in the ordinary course of business in connection with the provision of relocation services; and

(o)           Investments comprised of loans, advances or dividends to Holding to allow Holding to capitalize a Relocation SPV; provided that (i) the aggregate amount of all such Investments outstanding at any time shall not exceed an amount that is equal to $30,000,000, and (ii) within five Business Days after the making of such Investment, the Relocation SPV shall have acquired from the Borrower or any of its Subsidiaries assets pursuant to subsection 8.6(a)(x) or repaid all amounts owed by the Relocation SPV to the Borrower or any of its Subsidiaries, in an amount substantially equal (after giving effect to any ordinary course discounts in connection with such transactions) to the amount of such Investment.

8.10.        Limitations on Certain Acquisitions.  Acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person.

8.11.        Limitation on Transactions with Affiliates.  Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Borrower unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that nothing contained in this subsection 8.11 shall be deemed to prohibit:

(i)          the Borrower or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of Holding or any of its Subsidiaries, provided that the annual aggregate base compensation with respect to any such director, in its capacity as such, is not in excess of $500,000;

(ii)         the payment of transaction expenses in connection with this Agreement and the other transactions related hereto and thereto;

(iii)        the Borrower or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of each person who becomes a director, officer, agent or employee of Holding, the Borrower or any of their respective Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by Holding, the Borrower or any of their Subsidiaries, (B) incurred to third parties for any action or failure to act of Holding, the Borrower or any of their Subsidiaries, predecessors or successors, (C) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of Holding, the Borrower or any of their Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (D) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of Holding, the Borrower or any of their Subsidiaries;

(iv)        the Borrower or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Closing Date and described on Schedule 8.11(v);

(v)         any transaction permitted under subsection 8.3(k), 8.4(c), 8.4(d), 8.4(k), 8.5, 8.7, 8.9(e), or 8.9(k), or any transaction with a Wholly Owned Subsidiary of the Borrower; or

(vi)        the Borrower or any of its Subsidiaries from performing its obligations under the Tax Sharing Agreement.

For purposes of this subsection 8.11, (A) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in subparagraph (b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower or the applicable Subsidiary, or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the Board of Directors of the Borrower or such Subsidiary, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required, and (B) “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

8.12.        Limitation on Sales and Leasebacks.  Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, other than those existing on the Petition Date.

8.13.        Limitation on Changes in Fiscal Year.  Permit the fiscal year of the Borrower to end on a day other than the last day of December.

8.14.        Limitation on Lines of Business; Creation of Subsidiaries.  (a)  Enter into any business, either directly or through any Subsidiary or joint venture, except for those businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the Closing Date, or which are related thereto, or permit any Insurance Subsidiary to engage in any business other than the operation of a multiple-line property and liability insurance program to insure Local Agents and Owner/Operators, and other Persons engaged in similar businesses, against loss from certain risks.

(b)           Create any new Subsidiaries of the Borrower.

(c)           In the case of any Foreign Subsidiary Holdco, own any material assets other than securities of one or more Foreign Subsidiaries and other assets relating to an ownership interest in any such securities or Subsidiaries.

8.15.        Limitation on Synthetic Purchase Agreements.  Enter into any Synthetic Purchase Agreement if under such Synthetic Purchase Agreement it may be required to make any payment relating to the Capital Stock of Holding that has the same economic effect on the Borrower and its Subsidiaries as any Investment by the Borrower in Capital Stock of Holding prohibited by subsection 8.9 above.

8.16.        Limitation on Modifications of Tax Sharing Agreement.  (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Tax Sharing Agreement in any manner that would increase the amounts payable by the Borrower or any of its Subsidiaries thereunder in any manner that could reasonably be expected to be materially adverse to the Lenders, other than amendments reasonably reflecting changes in law or regulations after the date hereof, or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Tax Sharing Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

8.17.        Limitations on Currency and Commodity Hedging Transactions.  Enter into, purchase or otherwise acquire any agreement or arrangement relating to interest rates, currency, commodity or other hedging except (a) Interest Rate Protection Agreements and (b) other such agreements or arrangements to the extent and only to the extent that, such agreement or arrangement is entered into, purchased or otherwise acquired in the ordinary course of business of the Borrower or any of its Subsidiaries with reputable financial institutions or vendors and not for purposes of speculation (any such agreement or arrangement permitted by this subsection, a “Permitted Hedging Arrangement”).

8.18.        Chapter 11 Claims.  Incur, create, assume, suffer to exist or permit any other Superpriority Claim or Lien which is pari passu with or senior to the claims of (a) the Administrative Agent and the Lenders granted pursuant to this Agreement and the Interim Order (or the Final Order, as applicable) or (b) other than for claims referenced in clause (a), the Prepetition Secured Parties pursuant to subsections 2.8 and 2.9 and the Interim Order (or the Final Order, as applicable), except in each case for the Carve Out and Permitted Liens which, in accordance with the Interim Order (or the Final Order, as applicable), are senior to such Liens.

8.19.        Use of Proceeds.  (a) Use the proceeds of the Loans or the Letters of Credit for purposes other than those described in subsection 5.19 or (b) use any portion of the Loans, the Letters of Credit, the Collateral, the Carve Out or the Cash Collateral of the Prepetition Secured Parties to commence or prosecute any Prohibited Claim (provided that the restriction in the foregoing clause (b) does not apply to investigations of Prohibited Claims).

8.20.        Reorganization Plan.  Modify or alter in any material manner the Reorganization Plan, except with the prior written consent of the Administrative Agent.

8.21.        Covenants of Holding Companies.  With respect to each Holding Company (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than:

(i)          those incidental to its ownership of its Subsidiaries, including the provision of administrative, legal, accounting and management services to or on behalf of any of its Subsidiaries,

(ii)         the entry into, and the exercise of rights and performance of obligations in respect of, (A) this Agreement and any other Loan Document to which such Holding Company is a party, (B) contracts and agreements with officers, directors and employees of such Holding Company or its Subsidiaries relating to their employment or directorships, (C) insurance policies and related contracts and agreements, (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters and other agreements in respect of its equity securities, and (E) matters relating to or contemplated by the Reorganization Plan,

(iii)        compliance with applicable reporting and other obligations, under federal, state or other securities laws,

(iv)        the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries,

(v)         the incurrence and payment of its operating and business expenses and any taxes for which it may be liable,

(vi)        the making of loans to or other Investments in, or incurrence of Indebtedness to, its Subsidiaries (to the extent not prohibited by this Agreement),

(vii)       the ownership of, and the exercise of rights and performance of obligations in respect of, Intellectual Property and foreign patents, trademarks, trade names, copyrights, technology, know-how and processes and licensing such Intellectual Property and foreign patents, trademarks, trade names, copyrights, technology, know-how and processes (other than Intellectual Property which is material to the business of the Borrower and its Subsidiaries, which Intellectual Property shall be owned by the Borrower and its Subsidiaries), and

(viii)      other activities incidental or related to the foregoing;

(b)           Guarantee any Indebtedness or other obligations of any of its Subsidiaries, other than the Guarantee of the Obligations provided for herein (it being understood that this provision shall not restrict such Holding Company from incurring or suffering to exist any Lien on any Capital Stock or Indebtedness of, or other ownership interests in, any of its Subsidiaries, to secure its Guarantee of the Obligations); or

(c)           own, lease, manage or otherwise operate any material tangible properties or assets (it being understood that cash and cash equivalents do not constitute tangible properties or assets) other than the ownership of shares of Capital Stock of its Subsidiaries, or otherwise as contemplated by or in connection with any activity permitted under the preceding clause (a) of this subsection 8.21.

8.22.        Limitation on Negative Pledge Clauses.  Enter into with any Person any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries (other than any Foreign Subsidiaries or Subsidiaries of any thereof) to create, incur, assume or suffer to exist any Lien in favor of the Lenders with respect to the Obligations upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and any related documents, (b) any Financing Leases or agreements permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed or acquired thereby) or operating leases of real property entered into in the ordinary course of business, and (c) any agreements in connection with any Relocation SPV Financing (in which cases, any prohibition or limitation shall only be effective against the residential properties, fixtures, notes, receivables, fees and related assets subject thereto).

SECTION 9.   EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)           The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within two days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)           Any representation or warranty made or deemed made by Holding or any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of Holding or any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)           Holding or any Loan Party shall default in the observance or performance of any agreement of such Person contained in (i) subsection 7.7(a), subsection 7.3 or Section 8 of this Agreement and, in the case of a default in the observance or performance of its obligations under subsection 7.7(a) hereof, such default shall have continued unremedied for a period of two days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default; or

(d)           Holding or any Loan Party shall default in the observance or performance of any other agreement of such Person contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period ending on the earlier of (i) the date 32 days after a Responsible

Officer of the Borrower shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to the Borrower by the Administrative Agent or the Required Lenders; or

(e)           Holding, the Borrower, any of its Subsidiaries or any other Loan Party shall (i) default in any payment of principal of or interest on any post-petition Indebtedness (other than the Loans and the Reimbursement Obligations) in excess of $1,000,000 or in the payment of any post-petition Guarantee Obligation in excess of $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any post-petition Indebtedness or post-petition Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (an “Acceleration”), and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given; or

(f)            Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or a trustee under Chapter 11 of the Bankruptcy Code shall be appointed in any of the Cases; or

(g)           (i) An order of the Bankruptcy Court shall be entered granting another Superpriority Claim or Lien (excluding the Section 364(c)(1) Superpriority Claim granted pursuant to the Order (I) Authorizing the Debtors to Continue Performing under the Receivables Purchase Program and (II) Granting Related Relief) pari passu with or senior to that granted (x) to the Lenders and the Administrative Agent pursuant to this Agreement and the Interim Order (or the Final Order, as applicable), or (y) to the Prepetition Secured Parties pursuant to the Interim Order (or the Final Order, as applicable) (other than pursuant to clause (x) above and Superpriority Claims granted to the Cash Management Banks), (ii) an order of the Bankruptcy Court shall be entered reversing, staying for a period in excess of 10 days, vacating or otherwise amending, supplementing or modifying the Interim Order (or the Final Order, as applicable) without the written consent of the Administrative Agent; (iii) the Prepetition Secured Parties’ Cash Collateral shall be used in a manner inconsistent with the Interim Order (or the Final Order, as applicable), (iv) an order of a court of competent jurisdiction shall be entered terminating the use of the Prepetition Secured Parties’ Cash Collateral; or (v) an order of the Bankruptcy Court shall be entered under Section 1106(b) of the Bankruptcy Code in any of the Cases appointing an examiner having enlarged powers relating to the operation of the business of the Loan Parties (i.e., powers beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) and such order shall not be reversed or vacated within 30 days after the entry thereof;

(h)           Any Loan Party shall make any payments relating to pre-Petition Date obligations other than (i) as permitted under the Interim Order (or the Final Order, as applicable), (ii) in respect of accrued payroll and related expenses and employee benefits as of the Petition Date, (iii) in accordance with, and to the extent authorized by, “first day” orders reasonably satisfactory to the Administrative Agent (including in respect of certain critical vendors and other creditors) and (iv) as otherwise permitted under this Agreement, including pursuant to the orders described in subsection 4.1(d) and in connection with adequate protection payments described in subsection 2.8(c); or

(i)            The entry of an order granting relief from the automatic stay so as to allow a third party to proceed against any property of any Loan Party which has a value in excess of $500,000 in the aggregate; or

(j)            The filing of any pleading by any Loan Party seeking, or otherwise consenting to, any of the matters set forth in paragraphs (f), (g) or (i) above in this Section; or

(k)           (i)  Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (v) the Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in the Borrower’s or any Commonly Controlled Entity’s becoming responsible for any liability in respect of a Former Plan (other than a standard termination pursuant to Section 4041(b) of ERISA), or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in liability which would have a Material Adverse Effect; or

(l)            One or more judgments or decrees required to be satisfied as an administrative expense claim shall be entered after the Petition Date against any Loan Party involving in the aggregate a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(m)          Except as permitted under the Interim Order (or the Final Order, as applicable), any proceeding shall be commenced by any Loan Party seeking, or otherwise consenting to, (i) the invalidation, subordination or other challenging of the Superpriority Claims and Liens granted to secure the Obligations or (ii) any relief under Section 506(c) of the Bankruptcy Code with respect to any Collateral; or

(n)           Any Loan Party files a plan of reorganization that is materially inconsistent with the Reorganization Plan is filed by Holding or the Borrower; or

(o)           Any Guarantee shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Guarantor shall so assert in writing; or

(p)           A Change of Control (other than as provided for in Reorganization Plan) shall have occurred; or

(q)           Any Loan Document (other than this Agreement) shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party shall so assert in writing; or

(r)            an early redemption event, early amortization event or event of default shall have occurred and be continuing under the Securitization or any Alternative Financing the effect of which is to cause such financing to amortize prior to its scheduled amortization date,

(s)           Holding, the Borrower, or any of the Borrower’s Subsidiaries shall make any payment in respect of any amounts outstanding under any Relocation SPV Financings with SIRVA Mortgage Inc., or shall make any advance to SIRVA Mortgage Inc. for such purpose, then, and in any such event, the Administrative Agent may, and, at the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower (with a copy to the Prepetition Credit Facility Agent, counsel for any statutory committee appointed in the Cases and to the United States Trustee), take one or more of the following actions, at the same or different times (provided that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Administrative Agent shall provide the Borrower (with a copy to the Prepetition Credit Facility Agent, counsel for any statutory committee appointed in the Cases and to the United States Trustee) with five Business Days’ written notice prior to taking the action contemplated thereby):  (i) terminate forthwith the Commitments; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, any L/C Obligations constituting then drawn and unreimbursed Letters of Credit, together with accrued interest thereon and any unpaid accrued fees and all other Obligations of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Loan Parties upon demand to forthwith deposit in the a Cash Collateral account cash in an amount such that the aggregate amount on deposit in such Cash Collateral account is equal to 103% of the face amount of each outstanding and undrawn Letter of Credit and, to the extent the Borrower shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Loan Parties maintained with the Administrative Agent in such amount for the deposit of such amounts in the Cash Collateral account; (iv) subject to the Interim Order (or the Final Order, as applicable), set-off amounts in the Cash Collateral account, or any other accounts of the Loan Parties and apply such amounts to the Obligations of the Loan Parties hereunder and under the other Loan Documents in accordance with subsection 12.3; and (v) exercise any and all remedies under this Agreement, the Orders, and applicable law available to the Administrative Agent and the Lenders.

With respect to any Letter of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letter of Credit.  The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such Cash Collateral to secure all obligations of the Borrower in respect of such Letter of Credit under this Agreement and the other Loan Documents.  The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such Cash Collateral account.  Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letter of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under any Notes.  After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under any Notes shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.

Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 10.   THE ADMINISTRATIVE AGENT

10.1.        Appointment.  Each Lender hereby irrevocably designates and appoints JPMCB as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes JPMCB, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

10.2.        Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

10.3.        Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for the gross negligence or willful misconduct of such Person or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Holding, the Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document or for any failure of Holding, the Borrower or any other Loan Party to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Holding, the Borrower or any other Loan Party.  Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Holding, the Borrower or any other Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

10.4.        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 13.1 as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 13.1, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

10.5.        Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be directed by the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 13.1; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

10.6.        Acknowledgements and Representations by Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of Holding, the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent to any Lender.  Each Lender represents to the Administrative Agent, Holding and each of the Loan Parties that, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each of Holding, the Borrower and the other Loan Parties, it has made its own decision to make its Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking action under this Agreement and the other Loan Documents.  Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for its account and for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder.  Each Lender acknowledges and agrees to comply with the provisions of subsection 13.6 applicable to the Lenders.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Holding, the Borrower or any other Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

10.7.        Indemnification.  The Lenders agree to indemnify the Administrative Agent (provided that the Term Loan Lenders shall have no obligation to indemnify the Issuing Lender) in their capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower or any of the other Loan Parties to do so), ratably according to their respective Total Credit Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Total Credit Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or any other Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or any other Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent’s or any other Agent’s gross negligence or willful misconduct.  The obligations to indemnify the Issuing Lender shall be ratable among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the outstanding principal amount of their respective Revolving Credit Loans and L/C Obligations and their respective participating interests in the outstanding Letters of Credit).  The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

10.8.        Administrative Agent in its Individual Capacity.  The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holding, the Borrower or any other Loan Party as though the Administrative Agent was not the Administrative Agent hereunder and under the other Loan Documents.  With respect to Loans made or renewed by them and any Note issued to them and with respect to any Letter of Credit issued or participated in by them, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not an Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

10.9.        Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

SECTION 11.   GUARANTEE

11.1.        Guarantee.

(a)           Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns permitted hereunder, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor under this subsection 11.1 and under the other Loan Documents shall in no event exceed the amount which is permitted under applicable federal and state laws relating to the insolvency of debtors.

(c)           Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 11 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)           The guarantee contained in this Section 11 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 11 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.

(e)           No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

11.2.        Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of subsection 11.3.  The provisions of this subsection 11.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

11.3.        No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

11.4.        Amendments, etc. with respect to the Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 11 or any property subject thereto.

11.5.        Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 11; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 11 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in this Section 11, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor, or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor, or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor, or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

11.6.        Reinstatement.  The guarantee contained in this Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

11.7.        Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 12.   REMEDIES; APPLICATION OF PROCEEDS

12.1.        Remedies; Obtaining the Collateral Upon Default.  Upon the occurrence and during the continuance of an Event of Default (and after notice of such Event of Default, if required), to the extent any such action is not inconsistent with the Interim Order (or the Final Order, as applicable) or Section 9, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law, and without application to or order of the Bankruptcy

Court, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

(a)           personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Borrower, any Guarantor, or any other Person who then has possession of any part thereof with or without notice or process of law (but subject to any Requirements of Law), and for that purpose may enter upon the Borrower’s, or any Guarantor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower, or such Guarantor;

(b)           instruct the obligor or obligors on any agreements, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to any Cash Collateral account;

(c)           sell, assign or otherwise liquidate, or direct any Loan Party to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with subsection 12.2, and take possession of the proceeds of any such sale, assignment or liquidation; and

(d)           take possession of the Collateral or any part thereof, by directing the Borrower and any Guarantor in writing to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, in which event the Borrower and such Guarantor shall at its own expense:

(i)          forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent,

(ii)         store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in subsection 12.2, and

(iii)        while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that the Borrower’s and each Guarantor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to the Bankruptcy Court, the Administrative Agent shall be entitled to a decree requiring specific performance by the Borrower or such Guarantor of such obligation.

12.2.        Remedies; Disposition of the Collateral.  Upon the occurrence and during the continuance of an Event of Default, and to the extent not inconsistent with the Interim Order (or the Final Order, as applicable) or Section 9, without application to or order of the Bankruptcy Court, any Collateral repossessed by the Administrative Agent under or pursuant to subsection 12.1 or the Interim Order (or the Final Order, as applicable) or otherwise, and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on commercially reasonable terms, in compliance with any Requirements of Law.  Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair which the Administrative Agent shall determine to be commercially reasonable.  Any such disposition which shall be a private sale or other private proceeding permitted by applicable Requirements of Law shall be made upon not less than 10 days’ written notice to the Borrower specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Borrower or any nominee of the Borrower to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified.  Any such disposition which shall be a public sale permitted by applicable Requirements of Law shall be made upon not less than 10 days’ written notice to the Borrower specifying the time and place of such sale and, in the absence of applicable Requirement of Law, shall be by public auction (which may, at the Administrative Agent’s option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in USA Today and The Wall Street Journal, National Edition.  Subject to subsection 12.4, to the extent permitted by any such Requirement of Law, the Administrative Agent on behalf of the Lenders or any Lender may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this subsection 12.2 without accountability to the Borrower, any Guarantor or the Prepetition Secured Parties (except to the extent of surplus money received).  If, under mandatory Requirements of Law, the Administrative Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Borrower as hereinabove specified, the Administrative Agent need give the Borrower only such notice of disposition as shall be reasonably practicable.

12.3.        Application of Proceeds.  (a)  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) if the Administrative Agent takes action under Section 9 upon the occurrence and during the continuance of an Event of Default, any payment by any Loan Party on account of principal of and interest on the Loans and any proceeds arising out of any realization (including after foreclosure) upon the Collateral shall be applied as follows:  first, to the payment of professional fees pursuant to the Carve Out, second, to the payment in full of all costs and out-of-pocket expenses (including without limitation, reasonable attorneys’ fees and disbursements) paid or incurred by the Administrative Agent or any of the Lenders in connection with any such realization upon the Collateral, third, as a permanent reduction of the Commitments, pro rata in accordance with each Lender’s Total Credit Percentage, to the payment in full of the Loans (including any accrued and unpaid interest thereon, and any fees and other Obligations in respect thereof), fourth, to the payment of Reimbursement Obligations then outstanding and interest thereon, fifth, to the cash collateralization of outstanding Letters of Credit by depositing cash into a cash collateral account such that the aggregate amount on deposit in such cash collateral account is equal to 103% of the face amount of all such Letters of Credit in the manner set forth in Section 9, and sixth, to the payment in full of the Prepetition Credit Facility Obligations, and (ii) any payments or distributions of any kind or character, whether in cash, property or securities, made by any Loan Party or otherwise in a manner inconsistent with clause (i) of this subsection 12.3(a) shall be held in trust and paid over or delivered to the Administrative Agent so that the priorities and requirements set forth in such clause (i) are satisfied.

(b)           It is understood that the Loan Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Obligations.

12.4.        WAIVER OF CLAIMS.  EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE BORROWER, HOLDING AND THE GUARANTORS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW:

(a)           NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT’S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER, HOLDING OR ANY GUARANTOR WOULD OTHERWISE HAVE UNDER ANY REQUIREMENT OF LAW;

(b)           ALL DAMAGES OCCASIONED BY SUCH TAKING OF POSSESSION EXCEPT ANY DAMAGES WHICH ARE THE DIRECT RESULT OF THE ADMINISTRATIVE AGENT’S OR ANY LENDER’S BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT;

(c)           ALL OTHER REQUIREMENTS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE ADMINISTRATIVE AGENT’S RIGHTS HEREUNDER; AND

(d)           ALL RIGHTS OF REDEMPTION, APPRAISEMENT, STAY, EXTENSION OR MORATORIUM NOW OR HEREAFTER IN FORCE UNDER ANY APPLICABLE LAW IN ORDER TO PREVENT OR DELAY THE ENFORCEMENT OF THIS AGREEMENT OR THE ABSOLUTE SALE OF THE COLLATERAL OR ANY PORTION THEREOF, AND EACH LOAN PARTY, FOR ITSELF AND ALL WHO MAY CLAIM UNDER IT, INSOFAR AS IT OR THEY NOW OR HEREAFTER LAWFULLY MAY, HEREBY WAIVES THE BENEFIT OF ALL SUCH LAWS.

12.5.        Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Administrative Agent and the Lenders shall be in addition to every other right, power and remedy specifically given under this Agreement, the Final Order or the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent or any Lender.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others.  No delay or omission of the Administrative Agent or any Lender in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein.  In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

12.6.        Discontinuance of Proceedings.  In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the Borrower, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the Liens granted under this Agreement and the Final Order, and all rights, remedies and powers of the Administrative Agent and the Lenders shall continue as if no such proceeding had been instituted.

SECTION 13.   MISCELLANEOUS

13.1.        Amendments and Waivers.  (a)  Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (1) enter into with Holding, the Borrower and the other Loan Parties, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, changing or deleting any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of Holding, the Borrower and the other Loan Parties, as the case may be, hereunder or thereunder or (2) waive at the request of Holding, the Borrower or any other Loan Party, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)          reduce the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Revolving Credit Commitment or change the currency in which any Loan or Reimbursement Obligation is payable, in each case without the consent of each Lender directly affected thereby,

(ii)         amend, modify or waive any provision of this subsection 13.1(a) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by Holding or any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents (other than pursuant to subsection 8.5 or 13.1(b)), in each case without the written consent of all the Lenders,

(iii)        subject to clause (i) of this subsection 13.1(a), amend, modify or waive any provision of subsection 2.4 or 2.5 without the written consent of Term Loan Lenders, the Term Loan Percentages of which aggregate greater than 50%,

(iv)        subject to clause (i) of this subsection 13.1(a), amend, modify or waive any provision of subsection 2.1, 2.2, or 2.3 or Section 3 without the written consent of the Revolving Credit Lenders, the Revolving Credit Commitment Percentages of which aggregate greater than 50%,

(v)         amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent and of any other Agent affected thereby,

(vi)        amend, modify or waive the first two sentences of subsection 4.8(a) without the consent of Revolving Credit Lenders, the Revolving Credit Commitment Percentages of which aggregate greater than 50%,

(vii)       amend, modify or waive the third sentence of subsection 4.8(a) without the consent of Term Loan Lenders, the Term Loan Percentages of which aggregate greater than 50%,

(viii)      amend, modify or waive the provisions of Section 3 without the written consent of the Issuing Lender, or

(ix)        require any Lender to make Loans having an Interest Period of longer than three months without the consent of such Lender.

Any waiver and any amendment, supplement or modification pursuant to this subsection 13.1 shall apply to each of the Lenders and shall be binding upon Holding, the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans.  In the case of any waiver, Holding, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b)           Schedule D may be amended, so long as no Default or Event of Default shall have occurred and be continuing, to add additional Designated Foreign Currencies upon execution and delivery by the Borrower, all of the Revolving Credit Lenders and the Administrative Agent of a written instrument providing for such amendment.

(c)           Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof and (ii) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility hereunder.

(d)           Any amendment, supplement or modification of this Agreement shall amend, supplement or modify the Exit Facility Agreement as may be mutually agreed by the Administrative Agent and the Borrower without further action by any other party hereto.

13.2.        Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Borrower:	SIRVA Worldwide, Inc. 700 Oakmont Lane Westmont, Illinois 60559 Attention: Treasurer Telecopy: (630) 570-3390 Telephone: (630) 570-3000

with a copy to:	Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 Attention: Marc Kieselstein, P.C.
Linda K. Myers, P.C.
Telecopy: (312) 861-2200 Telephone: (312) 861-2000

The Administrative Agent, and the Issuing Lender	JPMorgan Chase Bank, N.A. 277 Park Avenue, 8th Floor New York, New York 10172 Attention: Charles Freedgood Telecopy: (212) 622-4513 Telephone: (212) 622-4557

with a copy to:	JPMorgan Chase Bank, N.A. Agent Bank Services Group 1111 Fannin, Tenth Floor Houston, Texas 77002 Attention: Shaji Easo Telecopy: (713) 750-2932 Telephone: (713) 750-2599

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.6, 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.

13.3.        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender, any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4.        Survival of Representations and Warranties.  All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Extensions of Credit hereunder.

13.5.        Payment of Expenses and Taxes.  The Borrower agrees upon written demand (together with backup documentation supporting such reimbursement request), (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement, the other Loan Documents, the Orders and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions (including the syndication of the Revolving Credit Commitments, Term Loan Commitments and Term Loans (including the reasonable expenses of the Administrative Agent’s due diligence investigation)) contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, the Orders, and any such other documents related thereto, including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent and the several Lenders, and any reasonable Environmental Costs incurred by any of them arising out of or in any way relating to any Loan Party or any property in which any Loan Party has had any interest at any time, (c) to pay, and indemnify and hold harmless each Lender and the Administrative Agent from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents, the Orders, and any such other documents related thereto, and (d) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective directors, trustees, officers, employees, affiliates, controlling persons, agents, successors and assigns) from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any such Person’s own negligence (other than gross negligence) and including, without limitation, the reasonable fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Orders, and any such other documents related thereto (regardless of whether the Administrative Agent or any Lender is a party to the litigation or other proceeding giving rise thereto), including, without limitation, any of the foregoing relating to the violation of, noncompliance with, or liability under, any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto applicable to the operations of the Borrower, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrower shall not have any obligation hereunder to the Administrative Agent or any Lender with respect to Environmental Costs or indemnified liabilities arising from (i) the gross negligence or willful misconduct of any such Person (or any of its directors, trustees, officers, employees, affiliates, controlling persons, agents, successors and assigns) or (ii) claims made or legal proceedings commenced against the Administrative Agent or any such Lender by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such.  Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, the Borrower shall have no obligation under this subsection 13.5 to the Administrative Agent or any Lender with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority, it being understood that the provisions of this sentence shall not apply to fines and assessments with respect to charges that are not taxes or in the nature of taxes.  The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

13.6.        Successors and Assigns; Participations and Assignments.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) other than in accordance with subsection 8.5, none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)           Subject to the conditions set forth in paragraph (b)(ii) below, any Lender other than a Conduit Lender may, in the ordinary course of business and in accordance with applicable law, assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Credit Commitment, Term Loan Commitment and/or Loans, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                              the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an affiliate of a Lender or an Approved Fund; and

(B)                                for an assignment of any Revolving Credit Commitment, the Issuing Lender.

(ii)         Assignments shall be subject to the following additional conditions:

(A)                              except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Term   Facility, $1,000,000) unless the Administrative Agent otherwise consents;

(B)                                the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(C)                                the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

For the purposes of this subsection 13.6, the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 4.10, 4.11, 4.12, 4.13 and 13.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.

(iv)        The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and interest and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)         Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection and any written consent to such assignment required by paragraph (b) of this subsection, the Administrative Agent shall accept such Assignment and Assumption, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Borrower.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)        On or prior to the effective date of any assignment pursuant to this subsection 13.6(b), the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned.  Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked “cancelled”.

Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this subsection 13.6(b) would be entitled to receive any greater payment under subsection 4.10 or 4.11 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such payments unless the Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.

(c)           (i)  Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and (D) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 13.1(a) and (2) directly affects such Participant.  Subject to paragraph (c)(ii) of this subsection, the Borrower agrees that each Participant shall be entitled to the benefits of (and shall have the related obligations under) subsections 4.10, 4.11, 4.12, 4.13  and 13.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection.  To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 13.7(b) as though it were a Lender, provided such Participant shall be subject to subsection 13.7(a) as though it were a Lender.

(ii)         No Loan Party shall be obligated to make any greater payment under subsection 4.10 or 4.11 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Borrower and the Borrower expressly waives the benefit of this provision at the time of such participation.  Any Participant that is a not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of subsection 4.11 unless such Participant complies with subsection 4.11(b) and provides the forms and certificates referenced therein to the Lender that granted such participation.

(d)           Any Lender, without the consent of the Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or Assignee for such Lender as a party hereto.

(e)           No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

(f)            Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in subsection 13.6(b).  Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.  Each such indemnifying Lender shall pay in full any claim received from the Borrower pursuant to this subsection 13.6(f) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error.  Without limiting the indemnification obligations of any indemnifying Lender pursuant to this subsection 13.6(f), in the event that the indemnifying Lender fails timely to compensate the Borrower for such claim, any Loans held by the relevant Conduit Lender shall, if requested by the Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.

(g)           If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with subsection 13.1 (with such replacement, if applicable, being deemed to have been made pursuant to subsection 13.1(c)).  Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to subsection 4.12.  By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit F, and accordingly no other action by such Lenders shall be required in connection therewith.

13.7.        Adjustments; Set-off.  (a)  Except to the extent that this Agreement or any of the other Loan Documents provides for payments to be allocated to a particular Lender under any Facility, if any Lender (for purposes of this sentence, a “benefitted Lender”) shall at any time prior to any date in which the Commitments are terminated and the Loans or Reimbursement Obligations become due and payable pursuant to Section 9 (a “Facility Acceleration”) receive any payment of all or part of the Obligations owing to it under any Facility, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender under such Facility, such benefitted Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of the Obligations owing to each such other Lender under such Facility or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders under such Facility; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  If any Lender (for purposes of this sentence, a “benefitted Lender”) shall at any time after a Facility Acceleration receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise (except pursuant to subsection 4.4, 4.13(d) or 13.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations owing to it, such benefitted shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment of benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment of benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)           Subject to (i) the Carve Out, (ii) the Interim Order (or the Final Order, as applicable) and (iii) after giving of the notice described in Section 9, notwithstanding the provisions of Section 362 of the Bankruptcy Code, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under subsection 9(a) to set-off and appropriate and apply against any amount then due and payable under subsection 9(a) by the Borrower any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any affiliate, branch or agency thereof to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.8.        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

13.9.        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition   or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.10.      Integration.  This Agreement and the other Loan Documents represent the entire agreement of Holding and each of the Loan Parties party hereto, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Holding or any of the Loan Parties party hereto, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

13.11.      GOVERNING LAW.  THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

13.12.      Submission To Jurisdiction; Waivers.  (a)  Each party hereto hereby irrevocably and unconditionally:

(i)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the non-exclusive general jurisdiction of any State or Federal court of competent jurisdiction sitting in New York County, New York;

(ii)         consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(iii)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 13.2 or at such other address of which the Administrative Agent, any such Lender and the Borrower shall have been notified pursuant thereto;

(iv)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)         waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any consequential or punitive damages.

13.13.      Absence of Prejudice to the Pre-petition Lenders with Respect to Matters Before the Bankruptcy Court.  No Loan Party will without the express consent of the Administrative Agent (a) mention in any pleading or argument before the Bankruptcy Court in support of, or in any way relating to, a position that Bankruptcy Court authorization should be granted on the ground that such authorization is permitted by this Agreement (unless a Person opposing any such pleading or argument relies on this Agreement to assert or question the propriety of such) or (b) in any way attempt to support a position before the Bankruptcy Court based on the provisions of this Agreement. The fact that the Administrative Agent or any Lender may be party to the Prepetition Credit Facility shall in no way prejudice its rights under, or in respect of, either the Prepetition Credit Facility or hereunder, and the Administrative Agent or any such Lender shall be free to bring, oppose or support any matter before the Bankruptcy Court no matter how treated in this Agreement.

13.14.      Judgment.  (a)   If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

(b)           The obligations of the Borrower in respect of this Agreement and any Note due to any party hereto or any holder of any bond shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such party or such holder is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such party or such holder (as the case may be) in the original currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to the Borrower, such excess.  This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

13.15.      Acknowledgements.  The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           neither the Administrative Agent nor the Lenders has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among the Borrower and the Lenders.

13.16.      WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.17.      Confidentiality.  The Administrative Agent and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of Holding, the Borrower or any of their respective Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Lender based on a review of the books and records of Holding, the Borrower or any of their respective Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations which agrees to comply with the provisions of this subsection pursuant to an instrument for the benefit of the Borrower (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument), (iii) to its affiliates and the employees, officers, directors, agents, attorneys, accountants and other professional advisors of it and its affiliates, provided that such Lender shall inform each such Person of the agreement under this subsection 13.17 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 13.17), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that such Lender shall, unless prohibited by any Requirement of Law, notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder or under any Interest Rate Protection Agreement with any Lender or its affiliates, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Protection Agreement, any affiliate of any Lender party thereto) may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in the Administrative Agent’s or a Lender’s possession on a nonconfidential basis without a duty of confidentiality to the Borrower being violated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Secretary

SIRVA, INC.

By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Secretary

A FIVE STAR FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

A RELOCATION SOLUTIONS MANAGEMENT COMPANY

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

A THREE RIVERS FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

[Signature Page to Credit and Guarantee Agreement]

A.V.L. TRANSPORTATION, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALASKA USA VAN LINES, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALLIED ALLIANCE FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALLIED CONTINENTAL FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALLIED DOMESTIC FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALLIED FREIGHT FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

[Signature Page to Credit and Guarantee Agreement]

ALLIED INTERMODAL FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALLIED INTERNATIONAL N.A., INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALLIED INTERSTATE TRANSPORTATION, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALLIED TRANSCONTINENTAL FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALLIED TRANSPORTATION FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

[Signature Page to Credit and Guarantee Agreement]

ALLIED VAN LINES, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALLIED VAN LINES, INC. OF INDIANA

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ALLIED VAN LINES TERMINAL COMPANY

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

AMERICAS QUALITY VAN LINES, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

ANAHEIM MOVING SYSTEMS, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

[Signature Page to Credit and Guarantee Agreement]

CARTWRIGHT MOVING & STORAGE CO., INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

CARTWRIGHT VAN LINES, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

CITY STORAGE & TRANSFER, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

CMS HOLDING, LLC

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

DJK RESIDENTIAL LLC

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

[Signature Page to Credit and Guarantee Agreement]

EXECUTIVE RELOCATION CORPORATION

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

FEDERAL TRAFFIC SERVICE, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

FLEET INSURANCE MANAGEMENT, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

FRONTRUNNER WORLDWIDE, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

GLOBAL VAN LINES, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

[Signature Page to Credit and Guarantee Agreement]

GLOBAL WORLDWIDE, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

GREAT FALLS NORTH AMERICAN, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

LYON VAN LINES, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

LYON WORLDWIDE SHIPPING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

MANUFACTURING SUPPORT SERVICES, L.L.C.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

[Signature Page to Credit and Guarantee Agreement]

MERIDIAN MOBILITY RESOURCES, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

MOVE MANAGEMENT SERVICES, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

NA (UK) GP CORPORATION

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

NACAL, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

NAVL LLC:

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

NORAM FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

[Signature Page to Credit and Guarantee Agreement]

NORTH AMERICAN FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

NORTH AMERICAN INTERNATIONAL HOLDING CORPORATION

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

NORTH AMERICAN INTERNATIONAL N.A., INC. (formerly known as StorEverything, Inc.)

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

NORTH AMERICAN LOGISTICS, LTD.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

NORTH AMERICAN VAN LINES, INC.

By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Secretary

[Signature Page to Credit and Guarantee Agreement]

NORTH AMERICAN VAN LINES OF TEXAS, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

RELOCATION RISK SOLUTIONS, LLC

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

RS ACQUISITION HOLDING, LLC

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

RS ACQUISITION, LLC

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

SIRVA CONTAINER LINES, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

[Signature Page to Credit and Guarantee Agreement]

SIRVA FREIGHT FORWARDING, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

SIRVA GLOBAL RELOCATION, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

SIRVA IMAGING SOLUTIONS, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

SIRVA MLS, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

SIRVA RELOCATION LLC

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

[Signature Page to Credit and Guarantee Agreement]

SIRVA SETTLEMENT OF ALABAMA, LLC

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

SIRVA SETTLEMENT, INC. (formerly known as SIRVA Title Agency, Inc.)

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

TRIDENT TRANSPORT INTERNATIONAL, INC.

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Treasurer

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[Signature Page to Credit and Guarantee Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Lender and Lender

By:	/s/ Charles O. Freedland
Name: Charles O. Freedland
Title: Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Jonathan M. Barnes
Name: Jonathan M. Barnes
Title: Vice President

[Signature Page to Credit and Guarantee Agreement]

Commercial Finance Services 1107, LLC

By:	/s/ Anthony DiSimone
Name: Anthony DiSimone
Title: President

[Signature Page to Credit and Guarantee Agreement]

BLACKPORT CAPITAL FUND LTD.

By:	/s/ John Dronne
Name: John Dronne
Title: Chief Investment Officer

[Signature Page to Credit and Guarantee Agreement]

MCDONNELL LOAN OPPORTUNITY LTD. By: McDonnell Investment Management, LLC, As Investment Manager

By:	/s/ James R. Fellows
Name: James R. Fellows
Title: Managing Director

[Signature Page to Credit and Guarantee Agreement]

Grand Central Asset Trust, HLD Series

By:	/s/ Adam Jacobs
Name: Adam Jacobs
Title: Attorney-in-Fact

[Signature Page to Credit and Guarantee Agreement]

Gleneagles CLO, Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Grayson CLO, Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Highland Credit Opportunities CDO, Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Highland Loan Funding V Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Jasper CLO, Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Liberty CLO, Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Longhorn Credit Funding, LLC By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Red River CLO Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Rockwall CDO Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Southfork CLO, Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Loan Funding VII, LLC By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

Eastland CLO, Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

SEI Institutional Managed Trust-Enhanced Income Fund

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Senior Accountant

[Signature Page to Credit and Guarantee Agreement]

SEI Institutional Investments Trust-Enhanced Income Fund

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Senior Accountant

[Signature Page to Credit and Guarantee Agreement]

Prospect Street Income Shares, Inc.

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Senior Retail Accountant

[Signature Page to Credit and Guarantee Agreement]

Pioneer Floating Rate Trust

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Senior Retail Accountant

[Signature Page to Credit and Guarantee Agreement]

Highland Floating Rate Fund

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Senior Retail Accountant

[Signature Page to Credit and Guarantee Agreement]

Highland Floating Rate Advantage Fund

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Senior Retail Accountant

[Signature Page to Credit and Guarantee Agreement]

Highland Credit Strategies Fund

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Senior Retail Accountant

[Signature Page to Credit and Guarantee Agreement]

First Trust/Highland Capital Floating Rate Income Fund II

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Senior Retail Accountant

[Signature Page to Credit and Guarantee Agreement]

First Trust/Highland Capital Floating Rate Income Fund

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Senior Retail Accountant

[Signature Page to Credit and Guarantee Agreement]

Highland Credit Strategies Holding Corporation

By:	/s/ Ken McGovern
Name: Ken McGovern
Title: Treasurer Strand Advisors, Inc., General Partners of Highland Capital Management, L.P.

[Signature Page to Credit and Guarantee Agreement]

EGI-Fund (08-10) Investors, L.L.C.

By:	/s/ Philip G. Tinkler
Name: Philip G. Tinkler
Title: Vice President

[Signature Page to Credit and Guarantee Agreement]

NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC.

By:	/s/ David O. Crall
Name: David O. Crall
Title: Managing Editor

** on behalf of Battery Park High Yield Long Short Fund Ltd and Battery Park High Yield Master Opportunity Fund Ltd

[Signature Page to Credit and Guarantee Agreement]